EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

NICOLET BANKSHARES, INC.

AND

CHARTER BANKSHARES, INC.

MARCH 29, 2022

Exhibits

A    Form of Bank Plan of Merger
B    Form of Company Shareholder Consent
C    Form of Voting and Support Agreement
D    Form of AI Questionnaire
E    Form of Registration Rights Agreement

INDEX OF DEFINED TERMS

Acquisition Proposal    45
Adverse Recommendation    30
Affiliate    45
Agreement    1
AI Questionnaire    45
Articles of Merger    2
Bank    45
Bank Dividend    2
Bank Loans    9
Bank Merger    45
Bank Plan of Merger    2
Borrowing Affiliate    28
Business Day    45
CIC Payment    38
Closing    1
Closing Date    1
Code    1
Company    1
Company Articles of Incorporation    45
Company Benefit Plan    45
Company Board    45
Company Bylaws    45
Company Capital Stock    45
Company Capitalization Date    6
Company Common Stock    45
Company Director    2
Company Disclosure Schedules    50
Company Employees    28
Company ERISA Affiliate    45
Company Financial Statements    7
Company Investment Securities    18
Company Material Contract    15
Company Permitted Exceptions    9
Company Regulatory Reports    45
Company Shareholder Approval    29
Company Shareholder Consent    5
Company Stock Certificates    3
Confidentiality Agreement    27
Contemplated Transactions    46
Contract    46
Control, Controlling or Controlled    46
Covered Employees    37
CRA    46
Deposit Insurance Fund    46
Derivatives Contract    18
DOL    46
Effective Time    2
Environment    46
Environmental Laws    46
ERISA    46
Exchange Act    46
Exchange Ratio    3
Expenses    32
FDIC    46

Federal Reserve    46
GAAP    46
Hazardous Materials    46
Indemnification Proceeding    32
Indemnified Employee    33
Indemnified Party    32
Internal Control Over Financial Reporting    22
IRS    46
IRS Guidelines    37
Knowledge    46
Legal Requirement    46
Letter of Transmittal    3
Material Adverse Effect    46
Merger    1
Merger Consideration    3
New Plans    37
Nicolet    1
Nicolet Articles of Incorporation    47
Nicolet Bank    47
Nicolet Benefit Plan    47
Nicolet Board    47
Nicolet Bylaws    47
Nicolet Capital Stock    47
Nicolet Capitalization Date    20
Nicolet Common Stock    47
Nicolet Common Stock Price    47
Nicolet Disclosure Schedules    50
Nicolet Equity Award    47
Nicolet ERISA Affiliate    48
Nicolet Evaluation Date    22
Nicolet Financial Statements    22
Nicolet Loans    23
Nicolet Material Contract    48
Nicolet Preferred Stock    20
Nicolet Prepared Tax Returns    35
Nicolet SEC Reports    48
Nicolet Stock Plans    48
Officer Agreement    38
Old Plans    38
Order    48
Ordinary Course of Business    48
OREO    48
Outstanding Company Shares    48
PATRIOT Act    19
PBGC    48
Per Share Cash Consideration    3
Per Share Stock Consideration    3
Permitted Special Dividend Amount    48
Person    48
Previously Disclosed    50
Proceeding    48
Registration Rights Agreement    41
Regulatory Authority    48
Representative    49
Requisite Regulatory Approvals    49
Rule 506    35
Schedules    50
v

SEC    49
Securities Act    49
Special Dividend    2
Subsidiary    49
Superior Proposal    49
Surviving Entity    1
Takeover Statutes    49
Tax    49
Tax Contest    35
Tax Return    49
Termination Date    41
Transition Date    49
U.S.    49
WBCL    49

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (together with all exhibits and schedules, this “Agreement”) is entered into as of March 29, 2022, by and between Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”), and Charter Bankshares, Inc., a Wisconsin corporation (the “Company”).

RECITALS
A. The parties to this Agreement desire to effect a merger of the Company with and into Nicolet (the “Merger”) in accordance with this Agreement and the applicable provisions of the WBCL, with Nicolet as the surviving entity in the Merger (sometimes referred to in such capacity as the “Surviving Entity”).
B. The respective boards of directors of the Company and Nicolet have approved the Merger upon the terms and subject to the conditions of this Agreement and, in accordance with the applicable provisions of the WBCL, approved and declared the advisability of this Agreement and determined that consummation of the Merger in accordance with the terms of this Agreement is in the best interests of their respective companies and shareholders.
C. The parties intend that the Merger qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the regulations of the U.S. Department of the Treasury promulgated thereunder.
D. The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement, and the parties also agree to certain prescribed conditions to the Merger and other transactions.

AGREEMENTS
In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:
ARTICLE 1
THE MERGER

Section 1.1    The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the WBCL, at the Effective Time, the Company shall be merged with and into Nicolet pursuant to the provisions of, and with the effects provided in, the WBCL, the separate corporate existence of the Company shall cease and Nicolet will be the Surviving Entity.
Section 1.2    Effective Time; Closing.
(a)    The closing of the Merger (the “Closing”) shall occur through the mail, by the exchange of documents electronically, or at a place that is mutually acceptable to Nicolet and the Company, or if they fail to agree, at the offices of Nelson Mullins Riley & Scarborough LLP, Atlantic Station, 201 17th Street, Suite 1700, Atlanta, Georgia 30363, at 10:00 a.m., local time, on the date that is five (5) Business Days after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to occur of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time and place as Nicolet and the Company may agree in writing (the “Closing Date”). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

(b)    The parties hereto agree to file on the Closing Date articles of merger with the Wisconsin Department of Financial Institutions (the “Articles of Merger”). The Merger shall become effective as of the date and time specified in the Articles of Merger (the “Effective Time”).
Section 1.3    Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the WBCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.
Section 1.4    Organizational Documents of the Surviving Entity. The Nicolet Articles of Incorporation and the Nicolet Bylaws, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements.
Section 1.5    Directors and Officers of the Surviving Entity. At the Effective Time, the directors of the Surviving Entity shall be the directors of Nicolet immediately prior to the Effective Time and one (1) person from the Company Board, to be designated by the Company and reasonably acceptable to Nicolet prior to the Effective Time (such person from the Company Board is expected to be Brenda Johnson) (the “Company Director”). At the Effective Time, the executive officers of the Surviving Entity shall be the executive officers of Nicolet immediately prior to the Effective Time. Such directors and executive officers shall serve until their resignation, removal or until their successors shall have been elected or appointed and shall have qualified in accordance with the laws and governing documents applicable to Nicolet or Nicolet Bank.
Section 1.6    Location of the Surviving Entity. The principal offices of the Surviving Entity will be located at 111 N. Washington Street, Green Bay, Wisconsin 54301.
Section 1.7    Bank Merger. Following the Effective Time of the Merger, the Bank shall be merged with and into Nicolet Bank in accordance with the provisions of the National Bank Act (12 U.S.C. § 215a), Section 18(c) of the Federal Deposit Insurance Act and Subchapter VII of the Wisconsin Banking Law and pursuant to the terms and conditions of the Plan of Merger by and between Nicolet Bank and the Bank, a form of which is attached as Exhibit A (the “Bank Plan of Merger”). Following the execution and delivery of this Agreement, the Company will cause the Bank, and Nicolet will cause Nicolet Bank, to execute and deliver the Bank Plan of Merger substantially in the form set forth in Exhibit A.
Section 1.8    Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Nicolet nor the Company by reason of this Agreement shall be deemed (until consummation of the Merger) to control, directly or indirectly, the other party or any of its respective Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party or any of its respective Subsidiaries.
Section 1.9    Dividend. The Company will, subject to approval of the Regulatory Authority described below, pay a pre-closing special dividend (the “Special Dividend”) (which may be in one or more dividends) to be paid to the shareholders of the Company prior to the Closing Date in an aggregate amount of not more than the Permitted Special Dividend Amount. To facilitate the Special Dividend, the Bank will, if required by applicable Legal Requirement, request of the Federal Reserve and the and the Wisconsin Department of Banking and Finance permission to pay a corresponding dividend to the Company (the “Bank Dividend”). The Company shall keep Nicolet reasonably informed as to the status of such applications, to the extent applicable. A denial by any Regulatory Authority whose permission, consent or approval to the payment of such Special Dividend or Bank Dividend is required shall not be deemed a breach of this Agreement by the Company and receipt of such permission, consent or approval is not a condition precedent to performance by either party under this Agreement. In the event that the Company is unable to declare and pay all or any portion of the Special Dividend for any reason, including failure to obtain regulatory approval of the Special Dividend or the Bank Dividend, then, the Per Share Cash Consideration shall be increased dollar-for-dollar by an amount equal to the difference in the total amount of the Special Dividend that was paid to shareholders of the Company and the Permitted Special Dividend Amount. For the avoidance of doubt, in no event shall Nicolet or any of its Affiliates have any obligation, or be subject to any liability, to pay or fund the Special Dividend.

Section 1.10    Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, Nicolet may change the method of effecting the Contemplated Transactions if and to the extent that it concludes such a change to be desirable; provided, that: (a) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock; and (b) no such change shall (i) alter or change the amount or kind of the consideration to be issued to holders of Company Common Stock as consideration in the Merger or (ii) materially impede or delay consummation of the Merger. If Nicolet elects to make such a change, the parties shall execute appropriate documents to reflect the change.
ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER

Section 2.1    Consideration.
(a)    At the Effective Time, by virtue of the Merger and without any action on the part of Nicolet, the Company, or the holder of any shares of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be converted, subject to the fractional share procedures in Section 2.4, into the right to receive:
(i)    15.458 fully paid and nonassessable shares (the “Exchange Ratio”) of Nicolet Common Stock (the “Per Share Stock Consideration”), and
(ii)    Cash in the amount of $475.00 per share (the “Per Share Cash Consideration”).
(b)    The total cash and stock consideration to be paid by Nicolet in respect of shares of Company Common Stock is referred to herein as the “Merger Consideration.” Notwithstanding anything in this Section 2.1 to the contrary, at the Effective Time and by virtue of the Merger, each share of Company Common Stock held in the Company’s treasury and each share of Company Common Stock owned directly or indirectly by Nicolet (other than shares held in a fiduciary capacity or in connection with debts previously contracted) will be cancelled and no shares of Nicolet Common Stock, cash, or other consideration will be issued or paid in exchange therefor.
Section 2.2    Exchange of Company Stock Certificates.
(a)    At or prior to the Effective Time, Nicolet shall authorize the issuance, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (i) a sufficient number of shares of Nicolet Common Stock and cash for payment of the Merger Consideration pursuant to Section 2.1, and (ii) sufficient cash for payment of cash in lieu of any fractional shares of Nicolet Common Stock in accordance with Section 2.4.
(b)    Prior to the Closing, each holder of record of one or more certificates representing such shares of Company Common Stock (the “Company Stock Certificates”) shall surrender to Nicolet, together with a properly completed and duly executed letter of transmittal and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of such Company Stock Certificates to Nicolet) (the “Letter of Transmittal”), such Company Stock Certificate held by such holder, which shall entitle such holder to receive in exchange therefor his, her or its Merger Consideration plus cash in lieu of any fractional shares of Nicolet Common Stock in accordance with Section 2.4 deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate; thereupon such Company Stock Certificate shall forthwith be cancelled. Any surrender of the Company Stock Certificates to Nicolet prior to the Closing shall be delivered in escrow, subject to automatic release from escrow upon the occurrence of the Closing. If the Company Stock Certificates are surrendered to Nicolet prior to the Closing and the Closing fails to occur for any reason, then Nicolet shall return such Company Stock Certificates to the appropriate holder of record.
(c)    No interest will be paid or accrued on any portion of the Merger Consideration deliverable upon surrender of a Company Stock Certificate.
(d)    After the Effective Time, there shall be no transfers of Outstanding Company Shares on the stock transfer books of the Company.

(e)    No dividends or other distributions declared with respect to Nicolet Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Nicolet Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Nicolet Common Stock into which such holder’s Company Common Stock shall have been converted.
(f)    Neither the Surviving Entity nor any other Person shall be liable to any holders of Outstanding Company Shares for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g)    In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such amount as the Surviving Entity may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Surviving Entity will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this Article 2, shares of Nicolet Common Stock and/or cash pursuant to the Merger Consideration and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement.
(h)    If, between the date of this Agreement and the Effective Time, the outstanding shares of Nicolet Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration per share shall be adjusted appropriately to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
Section 2.3    Cancellation of Shares. At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist. Company Stock Certificates that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent the number of shares of Nicolet Common Stock and/or cash into which they were converted pursuant to this Article 2.
Section 2.4    No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Nicolet Common Stock shall be issued as Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Nicolet Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying Nicolet Common Stock Price by the fractional share of Nicolet Common Stock to which such former holder would otherwise be entitled.
Section 2.5    Nicolet Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Nicolet, the Company, or the holder of any shares of Nicolet Common Stock, the shares of Nicolet Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company hereby represents and warrants to Nicolet as follows:
Section 3.1    Company Organization. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The Company has delivered or made available to Nicolet copies of the Company Articles of Incorporation and the Company Bylaws and all amendments thereto, each of which are true, complete and correct, and the Company Articles of Incorporation and the Company Bylaws are in full force and effect as of the date of this Agreement. Other than the Subsidiaries set forth in Section 3.1 of the Company Disclosure Schedules, the Company has no Subsidiaries.
Section 3.2    Subsidiary Organizations. The Bank is a Wisconsin state-chartered bank and member of the Federal Reserve System duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Nicolet copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.
Section 3.3    Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, subject to the Company Shareholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of the Company and its shareholders, and that the Agreement and transactions contemplated hereby are in the best interests of the Company and its shareholders. The Company Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Company’s shareholders for consideration by irrevocable written consent of the holder (or holders) of all of shares of Company Common Stock (the “Company Shareholder Consent”) in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Shareholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals and assuming the due authorization, execution and delivery of this Agreement by Nicolet, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 3.4    No Conflict. Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; (c) except as set forth in Section 3.4 of the Company Disclosure Schedules, contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Company Material Contract; or (d) result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by the Company or any of its Subsidiaries. Except for the Requisite Regulatory Approvals, the Company Shareholder Approval, and as set forth in Section 3.4 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 3.5    Capitalization.
(a)    The authorized capital stock of the Company currently consists exclusively of (i) 1,000,000 shares of Company Common Stock, par value $0.01 per share, of which, as of the date of this Agreement (the “Company Capitalization Date”), 81,664 shares were issued and outstanding. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock were issued in violation of any preemptive rights.
(b)    As of the Company Capitalization Date, no shares of Company Capital Stock were reserved for issuance.
(c)    Except as set forth in Section 3.5(c) of the Company Disclosure Schedules, as of the Company Capitalization Date, the Company has not: (i) issued or repurchased any shares of Company Common Stock or other equity securities of the Company; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company Common Stock or any other equity-based awards. As of the Company Capitalization Date, neither the Company nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; or (B) with respect to executive officers of the Company or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code).
(d)    None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement, except as set forth in Section 3.5(d) of the Company Disclosure Schedules, there are: (i) no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or the Bank to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or the Bank; and (ii) no contractual obligations of the Company or the Bank to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or the Bank or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or the Bank. Except as permitted by this Agreement and as set forth in Section 3.5(d) of the Company Disclosure Schedules, as of the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or the Bank and no dividends or other distributions payable in any equity securities of the Company or the Bank have been declared, set aside, made or paid to the shareholders of the Company. Other than the Bank and the Subsidiaries of the Company, the Company does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

Section 3.6    Company Subsidiary Capitalization. Except as set forth in Section 3.6 of the Company Disclosure Schedules, all of the issued and outstanding shares of capital stock or other equity ownership interests of the Subsidiaries of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
Section 3.7    Financial Statements and Reports; Regulatory Filings.
(a)    The audited financial statements provided by the Company to Nicolet for the years ended December 31, 2019, 2020 and the unaudited financial statements provided by the Company to Nicolet for the interim twelve (12) months ended December 31, 2021 (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements (collectively, the “Company Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Company Financial Statements. The Company Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Company Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein.
(b)    The Company Regulatory Reports have been filed with the appropriate Regulatory Authority. The Company Regulatory Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed, except as otherwise noted therein. Each Company Regulatory Report fairly presents, in all material respects, the financial position of the Company or the Bank, as appropriate, and the results of its operations at the date and for the period indicated in such Company Regulatory Report in conformity with the Instructions for the Preparation of Call Reports and other relevant guidance as promulgated by applicable Regulatory Authorities. None of the Company Regulatory Reports contains any material items of special or nonrecurring income or any other income not earned in the Ordinary Course of Business (it being understood that income relating to the Paycheck Protection Program is deemed earned in the Ordinary Course of Business), except as expressly specified therein.
(c)    The Company’s independent accountants, CliftonLarsonAllen LLP, which have expressed their opinion with respect to the Company Financial Statements (except those Company Financial Statements for the twelve (12) months ended December 31, 2021, which are unaudited), are and have been throughout the periods covered by such Company Financial Statements an independent accounting firm. Section 3.7(c) of the Company Disclosure Schedules lists all non-audit services performed by CliftonLarsonAllen LLP for the Company and the Bank. As of the date hereof, CliftonLarsonAllen LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent accountants of the Company.
(d)    Each of the Company and its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2020, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(e)    Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course of Business of the Company and its Subsidiaries, no Regulatory Authority has initiated since January 1, 2020, or has pending any public proceeding, formal enforcement action or to the Knowledge of the Company, public investigation into the business, disclosures or operations of the Company or the Bank. Since January 1, 2021, no Regulatory Authority has resolved any public proceeding, formal enforcement action or, to the Knowledge of the Company, public investigation into the business, disclosures or operations of the Company or the Bank. The Company and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to, any report or statement relating to any examination or inspection of the Company or the Bank. Since January 1, 2020, there have been no formal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of the Company or the Bank (other than normal examinations conducted by a Regulatory Authority in the Company’s Ordinary Course of Business).
Section 3.8    Books and Records. The books of account, minute books, stock record books and other records kept by the Company and each of its Subsidiaries are in all material respects complete and accurate and have been maintained in accordance with applicable Legal Requirements and accounting requirements. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. Each of the Company and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that (a) transactions are executed with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of the Company Financial Statements and the Company Regulatory Reports in accordance with GAAP or other regulatory accounting requirements, as applicable, and to maintain asset and liability accountability; (c) access to each Company asset and incurrence of each liability of the Company are permitted only in accordance with management’s specific or general authorizations; (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals, and appropriate action is taken with respect to any difference; and (e) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. None of the Company’s systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company, its Subsidiaries or their accountants, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has been advised of any material deficiencies in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect its ability to record, process, summarize and report financial data, or any fraud, whether or not material, that involves management. No material weakness in internal controls has been identified by the Company’s auditors, and there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls. The minute books of the Company and its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, boards of directors and committees of the boards of directors. At the Closing, all of those books and records will be in the possession of the Company and its Subsidiaries.
Section 3.9    Properties.
(a)    Section 3.9 of the Company Disclosure Schedules lists or describes all interests in real property (other than as a mortgagee) owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement and the principal buildings and structures located thereon, together with the address of such real estate, and each lease of real property to which it is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.
(b)    The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Company Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary

Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; and (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held (collectively, the “Company Permitted Exceptions”). Each of the Company and its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. Except as set forth on Section 3.9(b) of the Company Disclosure Schedules, all buildings and structures owned by the Company and its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.
Section 3.10    Loans; Loan Loss Reserve.
(a)    Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof (the “Bank Loans”) reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Company, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b)    All Bank Loans originated or purchased by the Bank were made or purchased in accordance with the policies of the board of directors of the Bank and in the Ordinary Course of Business of the Bank. Except as set forth in Section 3.10(b) of the Company Disclosure Schedules, the Bank’s interest in all Bank Loans is free and clear of any security interest, lien, encumbrance or other charge, and the Bank has complied in all material respects with all Legal Requirements relating to such Bank Loans. There has been no default on, or forgiveness or waiver of, in whole or in part, any Bank Loan made to an executive officer or director of the Bank or an entity controlled by an executive officer or director of the Bank during the three (3) years immediately preceding the date hereof.
(c)    Except as set forth in Section 3.10(c) of the Company Disclosure Schedules, as of the date of this Agreement, the Bank is not a party to any Bank Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest; (ii) that has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned” or any comparable classifications by the Bank; (iii) that has been listed on any “watch list” or similar internal report of the Bank; (iv) that has been the subject of any notice from any obligor of adverse environmental conditions potentially affecting the value of any collateral for such Bank Loan; (v) with respect to which the Bank has Knowledge of potential violations of any Environmental Laws that may have occurred on the property serving as collateral for such Bank Loan or by any obligor of such Bank Loan; or (vi) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director.
(d)    The Bank’s allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank’s continuing review and evaluation of the portfolio of Bank Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank’s internal policies, and, in the reasonable judgment of the Bank, was appropriate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Bank Loans previously charged-off, on outstanding Bank Loans.
Section 3.11    Taxes. Except as set forth in Section 3.11 of the Company Disclosure Schedules:
(a)    The Company and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed by them for all taxable or reporting periods ending on or before the Closing Date, and each such Tax Return is true, correct and complete in all material respects. The Company and its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by the Company and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.
(b)    There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries for any Taxes that they owe. No audit, examination or investigation or other administrative or judicial proceedings related to Taxes paid or payable by the Company or any of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor any of its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet delinquent) upon any of the Company’s or its Subsidiaries’ assets. Neither the Company nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.
(c)    The Company and each of its Subsidiaries have delivered or made available to Nicolet true, correct and complete copies of all Tax Returns relating to income taxes and franchise taxes and any other material Taxes owed by the Company and its Subsidiaries with respect to the last two (2) fiscal years.
(d)    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any transaction that could affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).
(e)    The Company and each of its Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.
(f)    The Company and each of its Subsidiaries are in compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Legal Requirements, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company.
(g)    Neither the Company nor any of its Subsidiaries has experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Code, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.
(h)    There is no pending claim by any taxing authority of a jurisdiction where either the Company or the Bank has not filed Tax Returns that either the Company or Bank is subject to taxation in that jurisdiction.
(i)    Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.
(j)    Neither the Company nor any Subsidiary has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income tax return, other than any “affiliated group” of which the Company is the “common parent” or has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any comparable provision of local, state, or foreign law). Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement that will remain in effect after consummation to the Mergers contemplated by this Agreement.

(k)    Neither Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.
(l)    The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.
(m)    Within the past two (2) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, nor has the stock of either the Company or any Subsidiary been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.
(n)    The Company is, and since January 1, 2007, has been, a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code (or any similar provision of state or local Law) for U.S. federal income Tax purposes and in each other jurisdiction in which the Company has an income Tax nexus, and the Company will be properly classified as an S corporation within the meaning of Section 1361 of the Code (or any similar provision of state or local Law) up to and including the Closing Date for all U.S. federal income Tax purposes (and in each such other jurisdiction).
(o)    The Company is not, has not been, and will not be liable for any Tax under Sections 1374(a) or 1375(a) of the Code (or any similar provision of state or local Tax Law).
(p)    Each Company Subsidiary is properly classified as a “disregarded entity” within the meaning of Section 301.7701-2(a) of the Treasury Regulations for all U.S. federal and state income Tax purposes or as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3) of the Code.
(q)    The Company does not have, and at no time since its formation, has had, as a stockholder (x) a Person (other than a trust described in Section 1361(c)(2) of the Code, or an organization described in Section 1361(c)(6) of the Code) who is not an individual or (y) a nonresident alien within the meaning of Section 1361(b)(1)(C) of the Code.
(r)    The Company has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 3.12    Employee Benefits.
(a)    Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each Company Benefit Plan. The Company has delivered or made available to Nicolet true and complete copies of the following with respect to each Company Benefit Plan: (i) copies of each Company Benefit Plan (including a written description where no formal plan document exists), and all related plan descriptions and other material, non‑routine written communications provided to participants of the Company Benefit Plans, as required by applicable law, or describing the Company Benefit Plan design changes; (ii) to the extent applicable, the last three (3) years’ of annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iii) such other material ancillary documents, as follows:
(i)    all contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors;
(ii)    all non-routine notices and other communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable law within the three (3) years preceding the date of this Agreement; and

(iii)    all notices or other communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the three (3) years preceding the date of this Agreement.
(b)    Except as set forth in Section 3.12(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any Subsidiary under any Company Benefit Plan. No Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would reasonably be expected to result in any amount being non-deductible for federal income tax purposes by virtue of Section 280G of the Code.
(i)    No Company Benefit Plan is, and neither the Company nor any of the Company ERISA Affiliates has any liability with respect to, (A) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (B) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (C) any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies). With respect to any Company Benefit Plan that is a “multiple employer plan” (under Section 413(c) of the Code) or is provided by or through a professional employer organization, such Company Benefit Plan complies in all material respects with the requirements of the Code and ERISA and neither the Company nor any of the Company ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals.
(ii)    Neither the Company nor any of the Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified “defined benefit plan” (as defined in Section 3(35) of ERISA). No Company Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.
(c)    Except as set forth in Section 3.12(c) of the Company Disclosure Schedules, each Company Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter or may rely upon an opinion letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company’s Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.
(d)    Except as set forth in Section 3.12(d) of the Company Disclosure Schedules, each Company Benefit Plan has been established in accordance with applicable Legal Requirements and is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(e)    Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the Company’s Knowledge, threatened by, on behalf of, or against any Company Benefit Plan, or against the administrators or trustees or other fiduciaries of any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.
(f)    No Company Benefit Plan fiduciary or, to the Knowledge of the Company, any other person has, or has had, or could reasonably be expected to have, any liability to any Company Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable Legal Requirement for any action or failure to act in connection with any Company Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To the Company’s Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).

(g)    As required in accordance with GAAP, all accrued contributions and other payments to be made by the Company or any Subsidiary to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Company Financial Statements, and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefor.
(h)    Except as set forth in Section 3.12(h) of the Company Disclosure Schedules, there are no obligations under any Company Benefit Plan to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws).
(i)    No condition exists as a result of which the Company or the Bank would have any material liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company or the Bank as an independent contractor rather than as an employee. All individuals participating in the Company Benefit Plans are in fact eligible and authorized to participate in such Company Benefit Plans.
(j)    Neither the Company nor the Bank have any liabilities to employees or former employees that are not reflected in the Company Benefit Plans.
(k)    Except as identified on Section 3.12(k) of the Company Disclosure Schedules, there are no surrender charges, penalties, or other costs or fees that would be imposed by any Person against the Company, any Company Benefit Plan, or any other Person, including any Company Benefit Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any Company Benefit Plan.
(l)    Except as set forth in Section 3.12(l) of the Company Disclosure Schedules, the Company may, at any time, amend or terminate any Company Benefit Plan that it sponsors or maintains and may withdraw from any Company Benefit Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination and for customary termination expenses. From and after the Closing Date, Nicolet would have the same discretion to amend or terminate any Company Benefit Plan as successor to the Company. Except as set forth in Section 3.12(l) of the Company Disclosure Schedules, any third party agreement pertaining to the maintenance of a Company Benefit Plan may be terminated upon the provision of ninety (90) days’ prior notice or less without penalty.
(m)    Each Company Benefit Plan which is a “nonqualified deferred compensation” plan within the meaning of Section 409A of the Code has been operated and administered in compliance with Section 409A of the Code and is and has been in documentary compliance with Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any (i) liability for withholding taxes or penalties due under Code Section 409A or (ii) obligation to indemnify or gross-up for any Taxes imposed under Code Section 409A, whether currently or in the future.
Section 3.13    Compliance with Legal Requirements. The Company and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. Each of the Company and its Subsidiaries is, and at all times since January 1, 2020, has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except as set forth in Section 3.13 of the Company Disclosure Schedules. Except for issues identified in any periodic Reports of Examination from a Regulatory Authority or other nonpublic communications from a Regulatory Authority, neither the Company nor the Bank has received, at any time since January 1, 2020, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or the Bank to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any

Legal Requirement. The Company has Previously Disclosed all internal investigations conducted since January 1, 2020 that involved management or officers of either of the Company or any Subsidiary.
Section 3.14    Legal Proceedings; Orders.
(a)    Except as set forth in Section 3.14(a) of the Company Disclosure Schedules, since January 1, 2020, there have been, and currently are, no Proceedings or Orders pending, entered into or, to the Knowledge of the Company, threatened against or affecting the Company, its Subsidiaries or any of their respective assets, businesses, current or former directors or executive officers, or the Contemplated Transactions, that have not been fully satisfied, settled or terminated. No officer, director, employee or agent of the Company or its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any Subsidiary as currently conducted.
(b)    Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, none of the foregoing is currently threatened by any Regulatory Authority.
Section 3.15    Absence of Certain Changes and Events. Since December 31, 2021, except as disclosed in the Company Financial Statements or in Section 3.15 of the Company Disclosure Schedules, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) the Company has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Company Common Stock and (iii) neither the Company nor the Bank has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company provided in Article 5. Except as may result from the transactions contemplated by this Agreement, or as set forth in Section 3.15 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has since December 31, 2021:
(a)    borrowed any money, other than deposits, overnight fed funds, Federal Home Loan Bank of Chicago advances over six (6) months in maturity or advances from the Federal Reserve Bank of Minneapolis, or entered into any capital lease or leases; or, except in the Ordinary Course of Business: (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any lien any of its assets, sold, assigned or transferred any of its assets in excess of $100,000 in the aggregate or (iii) incurred any other liability or loss representing, individually or in the aggregate, over $100,000;
(b)    suffered over $100,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;
(c)    failed to operate its business in the Ordinary Course of Business, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;
(d)    forgiven any debt owed to it in excess of $100,000, or cancelled any of its claims or paid any of its noncurrent obligations or Liabilities except in the Ordinary Course of Business;
(e)    made any capital expenditure or capital addition or betterment in excess of $100,000;
(f)    entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation (including payments for unused vacation or sick time), pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $100,000;
(g)    except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Company Financial Statements;
(h)    authorized or issued any capital stock; granted any stock option or right to purchase shares of capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock;
(i)    amended its articles of incorporation, charter or bylaws or adopted any resolutions by their board of directors or shareholders with respect to the same; or
(j)    entered into any agreement, contract or commitment to do any of the foregoing.
Section 3.16    Material Contracts. Section 3.16 of Company Disclosure Schedules lists or describes the following with respect to the Company and its Subsidiaries (each such agreement or document, a “Company Material Contract”), as of the date of this Agreement, for which true, complete and correct copies of each have been delivered or made available to Nicolet:
(a) each Contract relating to the borrowing of money by the Company or the guarantee by the Company of any such obligations (other than Contracts evidencing deposit liabilities, purchase of federal funds, repurchase agreements, trade payables, Federal Home Loan Bank of Chicago advances, or advances from the Federal Reserve Bank of Minneapolis);
(b) each Contract that involves performance of services or delivery of goods or materials (other than Contracts entered into in the Ordinary Course of Business and involving payments under any individual Contract not in excess of $100,000;
(c) each Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property;
(d) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;
(e) each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;
(f) each Contract containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or its Subsidiaries or limit, in any material respect, the ability of the Company or its Subsidiaries to engage in any line of business or to compete with any Person;
(g) each employment agreement, consulting agreement, non-competition, severance or change in control agreement or similar arrangement or plan with respect to any independent contractor or employee of the Company or its Subsidiaries;
(h) each Contract relating to the provision of data processing or network communication services; and
(i) each amendment, supplement and modification in respect of any of the foregoing.
Section 3.17    No Defaults. Each Company Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract. Except in the Ordinary Course of Business with respect to any Bank Loan, neither the Company nor the any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2020, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.
Section 3.18    Insurance. Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective business, operations, properties or assets (including bankers’ blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Nicolet. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past two (2) years prior to the date of this Agreement that individually or in the aggregate exceed $150,000 and the current status of such claims. All such claims have been filed in due and timely fashion. None of the Company or any of its Subsidiaries has had any insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past two (2) years.
Section 3.19    Compliance with Environmental Laws. There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company, is there any factual basis for any of the foregoing, as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property. The Company and each Subsidiary of the Company has complied in all material respects with all Environmental Laws applicable to it and its business operations.
Section 3.20    Transactions with Affiliates. Except for (a) deposits that are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of the Company at the time such deposits were entered into, (b) the loans listed on Section 3.20(b) of the Company Disclosure Schedules, (c) the agreements designated on Section 3.20(c) of the Company Disclosure Schedules, (d) obligations under the Company Benefit Plans set forth on Section 3.20(d) of the Company Disclosure Schedules, and (e) any items described on Section 3.20(e) of the Company Disclosure Schedules, there are no contracts with or commitments to present or former shareholders who own or owned more than one percent (1.0%) of Company Common Stock, directors, officers or employees (or their Affiliates) involving the expenditure of more than $1,000 as to any one individual (including any business directly or indirectly controlled by any such person) or more than $5,000 for all such contracts for commitments in the aggregate for all such individuals.
Section 3.21    Brokers; Opinion of Financial Advisor. Except for fees and other obligations owed pursuant to an engagement letter between the Company and Hovde Group set forth in Section 3.21 of the Company Disclosure Schedules, neither the Company nor any of the Subsidiaries, nor any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

Section 3.22    Approval Delays. To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank is an “eligible bank” (as such term is defined at 12 C.F.R. § 208.2(e)), “well-capitalized” (as such term is defined at 12 C.F.R. § 208.43(b)) and “well managed” (as such term is defined at 12 C.F.R. § 208.77(h)), and the rating of the Bank under the CRA is no less than “satisfactory.” The Bank has not been informed that its status as an “eligible bank,” “well-capitalized,” “well managed” or, for CRA purposes, “satisfactory,” will change within one (1) year.
Section 3.23    Labor Matters.
(a) There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. The Company and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.
(b) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.
Section 3.24    Intellectual Property. Except as set forth in Section 3.24 of the Company Disclosure Schedules, each of the Company and its Subsidiaries has the unrestricted right and authority, and the Surviving Entity and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct and to continue to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person.
Section 3.25    Investments.
(a)    Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description as of February 28, 2022, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or any of its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the “Company Investment Securities”); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. Each of the Company and its Subsidiaries has good and marketable title to all Company Investment Securities held by it, free and clear of any liens, mortgages, security interests, encumbrances or charges, except for the Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.
(b)    Except as set forth in Section 3.25(b) of the Company Disclosure Schedules and as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as “held to maturity,” none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.
(c) None of the Company or any of its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.
(d) Except as set forth in Section 3.25(d) of the Company Disclosure Schedules, the Company is not a party to nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. All of such Derivatives Contracts were legally purchased or entered into in the Ordinary Course of Business, consistent with safe and sound banking practices and regulatory guidance. The Company has duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to its Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.
Section 3.26    Absence of Undisclosed Liabilities. Other than unfunded loan commitments and letters of credit extended in the Ordinary Course of Business, neither the Company nor any of its Subsidiaries has any material liabilities, except liabilities which are accrued or reserved against in the balance sheets of the Company as of December 31, 2021, included in the Company Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Neither the Company nor any of its Subsidiaries has incurred or paid any material liability since December 31, 2021, except for such liabilities incurred or paid (a) in the Ordinary Course of Business consistent with past business practice or (b) in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any liability of any Person for any amount in excess of $50,000. Except (x) as reflected in the Company’s unaudited balance sheet at December 31, 2021 or liabilities described in any notes to the Company’s audited balance sheet as of December 31, 2020 (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for liabilities incurred in the Ordinary Course of Business since December 31, 2021 or in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has any material liabilities. Section 3.26 of the Company Disclosure Schedules lists, and the Company has delivered to Nicolet copies of, the documentation creating or governing, all securitization transactions and off-balance sheet arrangements effected by the Company or any of its Subsidiaries other than letters of credit or unfunded loan commitments extended in the Ordinary Course of Business.
Section 3.27    Bank Secrecy Act; PATRIOT Act; Anti-Money Laundering. Neither the Company nor any of its Subsidiaries has any reason to believe that any facts or circumstances exist, which would cause the Company or the Bank to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 1020), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “PATRIOT Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Company Board has adopted, and the Company has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Regulatory Authority and that meets the requirements of Sections 326 and 352 of the PATRIOT Act.
Section 3.28    Disaster Recovery and Business Continuity. The Company has developed and implemented a contingency planning program to evaluate the impact of significant events that may adversely affect the Company’s or the Bank's customers, assets, or employees. To the Company’s Knowledge, such program ensures that the Company and the Bank can recover their mission critical functions, and complies in all material respects with the requirements of the Federal Financial Institutions Examination Council and the FDIC.
Section 3.29    Fiduciary Activities. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance in all material respects with the terms of the governing documents and applicable law. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company or any of its Subsidiaries, or any director, officer or employee thereof, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
Section 3.30    Accredited Investors; Securities Laws. The Company has no reason to believe that each shareholder of the Company would not be an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act or would not have the knowledge and experience in financial and business matters that such shareholder would not be capable of evaluating the merits and risks of the prospective investment in shares of Nicolet Common Stock. The Company acknowledges that, in reliance upon the representations and warranties of the Company herein contained and the representations and warranties of certain shareholders who will receive the Merger Consideration hereunder the shares of Nicolet Common Stock to be issued pursuant to this Agreement will not be registered under the Securities Act pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and will not be registered under any state securities laws or regulations pursuant to exemptions from registration contained in such laws and regulations.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF NICOLET

Except as Previously Disclosed, Nicolet hereby represents and warrants to the Company as follows:
Section 4.1    Nicolet Organization. Nicolet: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Nicolet; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Nicolet Articles of Incorporation and Nicolet Bylaws and all amendments thereto set forth in Nicolet SEC Reports are true, complete and correct, and the Nicolet Articles of Incorporation and Nicolet Bylaws are in full force and effect as of the date of this Agreement. Nicolet has no “Significant Subsidiary” as set forth in Rule 1-02 or Regulation S-X promulgated under the Exchange Act other than the Subsidiaries listed on Exhibit 21 to Nicolet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Section 4.2    Nicolet Subsidiary Organizations. Nicolet Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States. Each Subsidiary of Nicolet is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Nicolet. Each Subsidiary of Nicolet has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Nicolet Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. Nicolet has delivered or made available to the Company copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of Nicolet and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.
Section 4.3    Authorization; Enforceability. Nicolet has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Nicolet Board. The Nicolet Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of Nicolet and its shareholders, and that the Agreement and transactions contemplated hereby are in the best interests of Nicolet and its shareholders. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Nicolet, and the consummation by it of its obligations under this Agreement and the Registration Rights Agreement, have been authorized by all necessary corporate action and, subject to the receipt of the Requisite Regulatory Approvals and assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Nicolet enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 4.4    No Conflict. Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, Nicolet or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Nicolet or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Nicolet Material Contract; or (d) result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by Nicolet or any of its Subsidiaries. Except for the Requisite Regulatory Approvals and the stock exchange listing required under Section 6.6, neither Nicolet nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 4.5    Nicolet Capitalization.
(a) The authorized capital stock of Nicolet currently consists exclusively of: (i) 30,000,000 shares of Nicolet Common Stock, par value $0.01 per share, of which, as of February 28, 2022 (the “Nicolet Capitalization Date”), 13,558,427 shares were issued (including 25,301 shares of restricted stock granted but not yet vested under the Nicolet Stock Plans), 13,533,126 shares were outstanding, and no shares were treasury shares; and (ii) 10,000,000 shares of Nicolet’s preferred stock, no par value per share (the “Nicolet Preferred Stock”), of which: (i) 14,964 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are authorized, but no shares are outstanding; (ii) 748 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are authorized but no shares are outstanding; and (iii) 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C, are authorized, but no shares are outstanding. Nicolet does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of Nicolet on any matter. All of the issued and outstanding shares of Nicolet Capital Stock have been, and those shares of Nicolet Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(b) As of the Nicolet Capitalization Date, no shares of Nicolet Capital Stock were reserved for issuance other than: (i) 830,358 shares of Nicolet Common Stock reserved for issuance pursuant to future awards under Nicolet Stock Plans, (ii) 1,829,290 shares of Nicolet Common Stock reserved for issuance in connection with outstanding stock options, unvested restricted stock, or other equity awards under Nicolet Stock Plans; (iii) 141,082 shares of Nicolet Common Stock reserved for issuance under Nicolet’s 401(k) plan; (iv) 59,615 shares of Nicolet Common Stock reserved for issuance pursuant to Nicolet’s 2009 Deferred Compensation Plan for Non-Employee Directors; and (v) 126,949 shares of Nicolet Common Stock reserved for issuance under the Nicolet Bankshares, Inc. Employee Stock Purchase Plan.
(c) Since the Nicolet Capitalization Date through the date hereof, and except as set forth in Section 4.5(c) of the Nicolet Disclosure Schedules, Nicolet has not: (i) issued or repurchased any shares of Nicolet Common Stock or Nicolet Preferred Stock or other equity securities of Nicolet, other than in connection with the exercise of Nicolet Equity Awards that were outstanding on the Nicolet Capitalization Date or settlement thereof, in each case in accordance with the terms of the relevant Nicolet Stock Plan; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Nicolet Common Stock or any other equity-based awards.
(d) None of the shares of Nicolet Common Stock were, and those shares of Nicolet Common Stock to be issued pursuant to the Merger will not be, issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding Nicolet Equity Awards, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating Nicolet or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Nicolet or any of its Subsidiaries; and (ii) no contractual obligations of Nicolet or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Nicolet Common Stock or any equity security of Nicolet or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Nicolet or its Subsidiaries.
(e) Nicolet is not a “shell company” (as that term is defined in Rule 144(i)(1)(i)-(ii) promulgated under the Securities Act).
Section 4.6    Nicolet Subsidiary Capitalization. All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Nicolet are owned by Nicolet, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except as provided in 12 U.S.C. § 55) and free of preemptive rights. No Subsidiary of Nicolet has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
Section 4.7    Nicolet SEC Reports; Financial Statements and Reports; Regulatory Filings.
(a) Nicolet has timely filed all Nicolet SEC Reports, and all such Nicolet SEC Reports have complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder. The Nicolet SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Nicolet SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Nicolet SEC Reports. No Subsidiary of Nicolet is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b) The financial statements presented (or incorporated by reference) in the Nicolet SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Nicolet SEC Reports (collectively, the “Nicolet Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Nicolet and its Subsidiaries at the respective dates of and for the periods referred to in the Nicolet Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Nicolet Financial Statements. The Nicolet Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Nicolet Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, BKD, LLP has not resigned (or informed Nicolet that it intends to resign) or been dismissed as independent registered public accountants of Nicolet.
(c) Nicolet is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. Nicolet maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by Nicolet in reports that Nicolet is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Nicolet’s management to allow timely decisions regarding required disclosures. As of the Nicolet Capitalization Date, to the Knowledge of Nicolet, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.
(d) Nicolet and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 and Rule 15d-15 under the Exchange Act) (“Internal Control Over Financial Reporting”). Nicolet’s certifying officers have evaluated the effectiveness of the Nicolet’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q, or annual report on Form 10-K for the fourth quarter, under the Exchange Act (the “Nicolet Evaluation Date”). Nicolet presented in such quarterly or annual report the conclusions of the certifying officers about the effectiveness of Nicolet’s Internal Control Over Financial Reporting based on their evaluations as of the Nicolet Evaluation Date. Since the Nicolet Evaluation Date, there have been no changes in Nicolet’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, Nicolet’s Internal Control Over Financial Reporting. Nicolet has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(e) Nicolet and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2020, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Nicolet and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(f) Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course of Business of Nicolet and its Subsidiaries, no Regulatory Authority has initiated since January 1, 2020, or has pending any proceeding, enforcement action or to the Knowledge of Nicolet, investigation into the business, disclosures or operations of Nicolet or its Subsidiaries. Since January 1, 2019, no Regulatory Authority has resolved any proceeding, enforcement action or, to the Knowledge of Nicolet, investigation into the business, disclosures or operations of Nicolet or its Subsidiaries. Nicolet and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to, any report or statement relating to any examination or inspection of Nicolet or its Subsidiaries. Since January 1, 2019, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Nicolet or its Subsidiaries (other than normal examinations conducted by a Regulatory Authority in Nicolet’s Ordinary Course of Business).
Section 4.8    Loans; Loan Loss Reserve.
(a) Each loan, loan agreement, note, lease or other borrowing agreement by Nicolet Bank, any participation therein, and any guaranty, renewal or extension thereof (the “Nicolet Loans”) reflected as an asset on any of the Nicolet Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of Nicolet, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b) All Nicolet Loans originated or purchased by Nicolet Bank were made or purchased in accordance with the policies of the board of directors of Nicolet Bank and in the Ordinary Course of Business of Nicolet Bank.
(c) Nicolet Bank’s allowance for credit losses-loans reflected in the Nicolet Financial Statements (including footnotes thereto) was determined on the basis of Nicolet Bank’s continuing review and evaluation of the portfolio of Nicolet Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with Nicolet Bank’s internal policies, and, in the reasonable judgment of Nicolet Bank, was appropriate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Nicolet Loans previously charged-off, on outstanding Nicolet Loans.
Section 4.9    Taxes.
(a) Nicolet and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed by them for all taxable or reporting periods ending on or before the Closing Date, and each such Tax Return is true, correct and complete in all material respects. Nicolet and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Nicolet and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.
(b) There is no claim or assessment pending or, to the Knowledge of Nicolet, threatened against Nicolet and its Subsidiaries for any Taxes that they owe. Except as disclosed in Section 4.9(b) of the Nicolet Disclosure Schedules, no audit, examination or investigation related to Taxes paid or payable by Nicolet or any of its Subsidiaries is presently being conducted or, to the Knowledge of Nicolet, threatened by any Regulatory Authority. Neither Nicolet nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet delinquent) upon any of Nicolet’s or its Subsidiaries’ assets. Neither Nicolet nor its Subsidiaries have executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.
(c) To the Knowledge of Nicolet, Nicolet and each of its Subsidiaries have not engaged in any transaction that could affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

(d) It is the present intention of Nicolet to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).
(e) Nicolet has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 4.10    Employee Benefits.
(a) Except as disclosed in Section 4.10(a) of the Nicolet Disclosure Schedules, each Nicolet Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(b) Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to Nicolet’s Knowledge, threatened by, on behalf of, or against any Nicolet Benefit Plan or against the administrators or trustees or other fiduciaries of any Nicolet Benefit Plan that alleges a violation of applicable state or federal law or violation of any Nicolet Benefit Plan document or related agreement.
(c) Neither Nicolet nor, to Nicolet’s Knowledge, any of its directors, officers, employees or any Nicolet Benefit Plan fiduciary has any liability for failure to comply with all applicable Legal Requirements for any action or failure to act in connection with the administration or investment of any Nicolet Benefit Plan. To Nicolet’s Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Nicolet Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).
(d) As required in accordance with GAAP, all accrued contributions and other payments to be made by Nicolet or any Subsidiary to any Nicolet Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Nicolet Financial Statements, and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefor.
(e) Except as set forth in Section 4.10(e) of the Nicolet Disclosure Schedules, each Nicolet Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter or may rely upon an opinion letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Nicolet’s Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Nicolet Benefit Plan or the tax-exempt status of any related trust.
Section 4.11    Books and Records. The books of account, minute books, stock record books and other records of Nicolet and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Nicolet’s business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of Nicolet and each of its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, boards of directors and committees of the boards of directors. At the Closing, all of those books and records will be in the possession of Nicolet and its Subsidiaries.
Section 4.12    Compliance with Legal Requirements. Nicolet and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. Nicolet and each of its Subsidiaries is, and at all times since January 1, 2020, has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets. Neither Nicolet nor any of its Subsidiaries has received, at any time since January 1, 2020, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of Nicolet or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.
Section 4.13    Legal Proceedings; Orders.
(a) Except as set forth in Section 4.13(a) of the Nicolet Disclosure Schedules, since January 1, 2020, there have been, and currently are, no Proceedings or Orders pending, entered into or, to the Knowledge of Nicolet, threatened against or affecting Nicolet, any of its Subsidiaries or any of their respective assets, businesses, current or former directors or executive officers, or the Contemplated Transactions, that have not been fully satisfied, settled or terminated. No officer, director, employee or agent of Nicolet or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of Nicolet or any of its Subsidiaries as currently conducted.
(b) Neither Nicolet nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of Nicolet, none of the foregoing has been threatened by any Regulatory Authority.
Section 4.14    Absence of Certain Changes and Events. Since December 31, 2021, Nicolet and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and without limiting the foregoing with respect to each, since December 31, 2021, there has not been any event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Nicolet.
Section 4.15    No Defaults. To the Knowledge of Nicolet, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give Nicolet, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Nicolet Material Contract.
Section 4.16    Compliance with Environmental Laws. Nicolet and each Subsidiary of Nicolet has complied in all material respects with all Environmental Laws applicable to it and its business operations.
Section 4.17    Transactions with Affiliates. Since January 1, 2020, all transactions required to be disclosed by Nicolet pursuant to Item 404 of Regulation S-K promulgated under the Securities Act have been disclosed in the Nicolet SEC Reports. No transaction, or series of related transactions, is currently proposed by Nicolet or any of its Subsidiaries or, to the Knowledge of Nicolet, by any other Person, to which Nicolet or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.
Section 4.18    Approval Delays. To the Knowledge of Nicolet, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. Nicolet Bank is an “eligible bank” (as such term is defined at 12 C.F.R. § 5.3(g)), “well-capitalized” (as such term is defined at 12 C.F.R. § 225.2(r)) and “well managed” (as such term is defined at 12 C.F.R. § 225.2(s)), and the rating of Nicolet Bank under the CRA is no less than “satisfactory.” Nicolet Bank has not been informed that its status as an “eligible bank,” “well-capitalized,” “well managed” or, for CRA purposes, “satisfactory,” will change within one (1) year.
Section 4.19    Labor Matters.
(a) There are no collective bargaining agreements or other labor union Contracts applicable to any employees of Nicolet or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of Nicolet, threat thereof, by or with respect to any employees of Nicolet or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of Nicolet, threatened, involving employees of Nicolet or any of its Subsidiaries. Neither Nicolet nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. Nicolet and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that Nicolet or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel Nicolet or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of Nicolet, threatened with respect to Nicolet or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.
(b) Neither Nicolet nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of Nicolet, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to Nicolet or any of its Subsidiaries and, to the Knowledge of Nicolet, no such investigation is in progress.
ARTICLE 5
THE COMPANY’S COVENANTS

Section 5.1    Access and Investigation.
(a) Subject to any applicable Legal Requirement, Nicolet and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be necessary for the purpose of determining the Company’s continued compliance with the terms and conditions of this Agreement and preparing for the integration of Nicolet and the Company following the Effective Time. Nicolet and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Nicolet shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of the Company or any of its Subsidiaries. Upon request, the Company and each of its Subsidiaries will furnish Nicolet or its Representatives attorneys’ responses to auditors’ requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Nicolet (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Nicolet or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Nicolet the disclosure of which, in the Company's reasonable judgment: (i) would be prohibited by any applicable Legal Requirement including the prohibitions on disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. §261.2); (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Nicolet will make, to the extent legally permissible, appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.
(b) From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Nicolet: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws that is not generally available on the SEC’s EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.

(c) The Company shall provide, and cause each of its Subsidiaries to provide, to Nicolet all information provided to the directors on all such boards or members of such committees in connection with all meetings of the board of directors and committees of the board of directors of the Company and its Subsidiaries or otherwise provided to the directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or its Subsidiaries; in each case other than portions of such documents relating to attorney-client privilege, confidential supervisory information or the disclosure of which would violate any applicable Legal Requirement.
(d) All information obtained by Nicolet in accordance with this Section 5.1 shall be treated in confidence as provided in that certain confidentiality and non-disclosure agreement dated July 26, 2021, between Nicolet and the Company (the “Confidentiality Agreement”).
Section 5.2    Operation of the Company and Company Subsidiaries.
(a) Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Nicolet, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Nicolet to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.
(b) Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Nicolet, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:
(i) other than pursuant to the terms of any Contract to which the Company is a party that is outstanding on the date of this Agreement (as disclosed in Section 5.2(b)(i) of the Company Disclosure Schedules): (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Capital Stock or any security convertible into Company Capital Stock; (B) permit any additional shares of Company Capital Stock to become subject to new grants; or (C) grant any registration rights with respect to shares of Company Capital Stock;
(ii) (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Capital Stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries); provided, however, the Company may pay (x) the Special Dividend (which may be paid in one or more dividends) and (y) other cash dividends that are paid in the ordinary course of business (including tax distributions), provided that the total Special Dividend paid to date does not exceed the Permitted Special Dividend Amount as adjusted for such dividends, or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Capital Stock;
(iii) other than in the Ordinary Course of Business, amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into: (A) any Company Material Contract (other than as permitted by Section 5.2(b)(xiii)); (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;
(iv) enter into loan transactions not in accordance with, or consistent with, past practices of the Bank;
(v) (A) enter into any new credit or new lending relationships greater than $1,000,000 or that are not in material compliance with the provisions of the Bank’s formal loan policy as in effect as of the date of this Agreement; or (B) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a “Borrowing Affiliate”) if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any of its Subsidiaries which constitutes a classified loan or against any part of such indebtedness the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by the Company or any of its Subsidiaries;
(vi) maintain an allowance for loan and lease losses which is not appropriate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Bank Loans previously charged off, on Bank Loans and leases outstanding (including accrued interest receivable);
(vii) fail to: (A) charge-off any Bank Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on non-accrual any Bank Loans or leases that are past due greater than ninety (90) days;
(viii) sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the Ordinary Course of Business, including sales of Bank Loans in the Ordinary Course of Business, and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;
(ix) acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;
(x) purchase any debt or equity security for its investment portfolio that is inconsistent with the Bank’s formal investment policy as in effect as of the date of this Agreement or that are not in strict compliance with the provisions of such investment policy;
(xi) amend its articles of incorporation or its bylaws, or similar governing documents of the Bank;
(xii) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;
(xiii) (A) increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or the Bank (collectively, the “Company Employees”); (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or shareholder; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans, provided that the Company may take appropriate action to fully vest participants in the deferred compensation plan in their accounts; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement; or (F) conduct the administration of the Company Benefit Plans in any manner other than the Ordinary Course of Business; provided, however, that the Company may, without the prior written consent of Nicolet, undertake any of the actions provided for in Section 5.2(b)(xiii), so long as the Special Dividends paid to date do not exceed the Permitted Special Dividend Amount, as adjusted, by (x) identifying in writing to Nicolet the contemplated actions with an analysis of the costs of such actions and (y) reducing the Permitted Special Dividend Amount on a dollar-for-dollar basis for such costs.
(xiv) hire any new employees with an annual salary in excess of $75,000;
(xv) incur or guarantee any indebtedness for borrowed money other than deposits, overnight fed funds, Federal Home Loan Bank of Chicago advances not over six (6) months in maturity, or advances from the Federal Reserve Bank of Minneapolis, or enter into any capital lease or leases; or, except in the Ordinary Course of Business: (A) lend any money or pledge any of its credit in connection with any aspect of its business, whether as a guarantor, surety, issuer of a letter of credit or otherwise; (B) mortgage or otherwise subject to any lien any of its assets or sell, assign or transfer any of its assets in excess of $100,000 in the aggregate, except as disclosed in Section 5.2(b)(xv) of the Company Disclosure Schedules; or (C) incur any other liability or loss representing, individually or in the aggregate, over $100,000;
(xvi) enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Legal Requirements or requested by any Regulatory Authority;
(xvii) settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $150,000 and that would not: (A) impose any material restriction on the business of the Company or its Subsidiaries; or (B) create precedent for claims that is reasonably likely to be material to it or its Subsidiaries;
(xviii) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;
(xix) make or change any material Tax elections, change or consent to any change in its or the Bank’s method of accounting for Tax purposes (except as required by applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return; or
(xx) agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.2.
Section 5.3    Notice of Changes. The Company will give prompt notice to Nicolet of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8; provided, however, that a failure to comply with this section shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 8 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 8 to be satisfied.
Section 5.4    Company Shareholder Consent. Following the execution of this Agreement and in lieu of calling a meeting of the shareholders of the Company, the Company shall provide a copy of the Company Shareholder Consent in the form attached hereto as Exhibit B, certified by the Company as a true and complete copy as included in its corporate records, to Nicolet for the purpose of approving this Agreement and the transactions contemplated hereby (including the Merger and Bank Merger); provided, that the Company shall not be required to deliver the Company Shareholder Consent to Nicolet prior to the thirtieth (30th) day after the execution of this Agreement. For purposes of this Agreement, the “Company Shareholder Approval” means the adoption and approval of this Agreement by the shareholders of the Company by the Company Shareholder Consent, in accordance with the WBCL and the Company Articles of Incorporation. The Company and the Company Board will use their reasonable best efforts to obtain from its shareholders the Company Shareholder Consent in favor of the adoption of this Agreement required by the WBCL, including by recommending that its shareholders vote in favor of this Agreement, and the Company and the Company Board will not withdraw, qualify or adversely modify (or publicly propose or resolve to withdraw, qualify or adversely modify) the Company Board’s recommendation to the Company’s shareholders that the Company’s shareholders vote in favor of and consent to the adoption and approval of this Agreement (an “Adverse Recommendation”). However, if, prior to the time the Company Shareholder Approval is obtained, the Company Board, after consultation with its financial advisor and outside counsel, determines in good faith that (a) an Acquisition Proposal constitutes a Superior Proposal and (b) it is reasonably likely that to continue to recommend this Agreement to its shareholders in light of such Acquisition Proposal would result in a violation of its fiduciary duties under the WBCL, then, in submitting this Agreement to the shareholders for purposes of obtaining the Company Shareholder Consent, the Company Board may make an Adverse Recommendation or publicly propose or resolve to make an Adverse Recommendation; provided that the Company Board may not take any actions under this sentence unless it (i) gives Nicolet at least five (5) Business Days’ prior written notice of its intention to make an Adverse Recommendation or publicly propose or resolve to make an Adverse Recommendation and a description in reasonable detail of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the latest material terms and conditions of, and the identity of the third party making, any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by Nicolet and, after receiving the advice of its financial advisor and outside counsel, determines in good faith that it would nevertheless be reasonably likely to result in a violation of its fiduciary duties under applicable Law to make or continue to make a recommendation that its shareholders vote in favor of this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 5.4 and will require a new notice period as referred to in this Section 5.4. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company shall provide a copy of the Company Shareholder Consent to each holder of Company Common Stock for purposes of approving this Agreement and the transactions contemplated hereby (including the Merger and the Bank Merger).
Section 5.5    Information Provided to Nicolet. The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company in writing to Nicolet specifically for inclusion in any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will have a duty to correct any material misleading statement specified by the Company for inclusion, and so included, in any other documents filed with any Regulatory Authority. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Nicolet or any of its Subsidiaries or any of their Affiliates contained in any document submitted to, or other communication with, any Regulatory Authority.
Section 5.6    Operating Functions. The Company and its Subsidiaries shall cooperate with Nicolet and Nicolet Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Nicolet Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective upon consummation of the Bank Plan of Merger; provided, however, that the foregoing actions shall not unduly interfere with the business operations of the Company or its Subsidiaries. Without limiting the foregoing, the Company shall provide office space and support services (and other reasonably requested support and assistance) in connection with the foregoing, and senior officers of the Company and Nicolet shall meet from time to time as the Company or Nicolet may reasonably request, to review the financial and operational affairs of the Company and its Subsidiaries, with the understanding that, notwithstanding any other provision contained in this Agreement: (a) neither Nicolet nor Nicolet Bank shall under any circumstance be permitted to exercise control of the Company or the Bank or any of the Company’s other Subsidiaries prior to the Effective Time; (b) neither the Company nor any of its Subsidiaries shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws; and (c) neither the Company nor any of its Subsidiaries shall be required to agree to any material obligation that is not contingent upon the consummation of the Merger.
Section 5.7    Company Benefit Plans.
(a) In order to facilitate a clean transition, following receipt of all Requisite Regulatory Approvals, upon the reasonable request in writing by Nicolet, the Company shall promptly take appropriate action in accordance with all Legal Requirements to amend, suspend or terminate any Company Benefit Plan, other than those set forth on Section 5.7 of the Company Disclosure Schedules, effective as of the day immediately prior to the Effective Time.
(b) Prior to the Effective Time, the Company shall, in accordance with GAAP, accrue the costs associated with any contingent payments due or that could become due in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions (including known terminations of employment in connection therewith) under any Company Benefit Plan, including without limitation any change of control or severance agreements, retention or stay bonus programs, or other similar arrangements.
(c) Immediately prior to the Effective Time, and notwithstanding any other provision of this Agreement, the Company will terminate the employment or other benefit agreements listed on Section 5.7(c) of the Company Disclosure Schedules and, in consideration therefor, pay the amounts set forth on Section 5.7(c) of the Company Disclosure Schedules, provided that unless replaced with a new agreement between Nicolet and the Covered Employee, the restrictive covenants contained therein shall continue in full force and effect for the specified post-employment period.
Section 5.8    Voting and Support Agreement. Concurrently with the execution and delivery of this Agreement, the Company shall cause to be executed and delivered to Nicolet a voting and support agreement, in the form attached hereto as Exhibit C, approving this Agreement and the consummation of the Contemplated Transactions, executed by each shareholder of the Company who holds Company Common Stock.
Section 5.9    Acquisition Proposals.
(a) The Company will immediately cease and cause to be terminated any activities, discussions or negotiations with any Persons other than Nicolet with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. The Company will within one (1) Business Day advise Nicolet of the receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Nicolet apprised of any related developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal) on a reasonably current basis.
(b) The Company agrees that it will not, and will cause its Subsidiaries and its Subsidiaries’ officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any Acquisition Proposal (other than contacting a Person for the sole purpose of seeking clarification of the terms and conditions of such Acquisition Proposal); provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal, from a Person other than Nicolet, after the execution of this Agreement and prior to the receipt of the Company Shareholder Approval, and the Company Board concludes in good faith, after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal or could reasonably be likely to result in a Superior Proposal and, after considering the advice of outside counsel, that failure to take such actions could be reasonably likely to result in a violation of the directors’ fiduciary duties under applicable law, the Company may: (i) furnish information with respect to it to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Nicolet shall be promptly furnished to Nicolet); and (ii) participate in discussions or negotiations regarding such Acquisition Proposal. The Company will, and will cause the Bank and Company’s Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Person. The Company will promptly (and in any event within 24 hours) advise Nicolet following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the Person making such inquiry or Acquisition Proposal), will provide Nicolet with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received from or on behalf of the Person making such inquiry or Acquisition Proposal in connection with such inquiry or Acquisition Proposal, and will keep Nicolet apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal.

(c) Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with Rule 14d‑9 and Rule 14e‑2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.
Section 5.10    Audited Financial Statements. On or prior to April 30, 2022, the Company shall deliver to Nicolet financial statements for the year ended December 31, 2021, which financial statements shall (a) be complete and correct in all material respects, (b) fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and the Bank, (c) be prepared in conformity with GAAP, (d) comply in all material respects with all applicable Legal Requirements, and (e) be subject to and accompanied by the unmodified opinion of the Company’s independent public accountants, CliftonLarsonAllen LLP.
ARTICLE 6
NICOLET’S COVENANTS

Section 6.1    Operation of Nicolet and Nicolet Subsidiaries. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless prior written consent of the Company shall have been obtained, which shall not be unreasonably withheld, conditioned or delayed, and except as otherwise expressly contemplated herein, Nicolet covenants and agrees that it shall take no action that would reasonably be expected to (a) materially adversely affect the ability of Nicolet to obtain any Requisite Regulatory Approvals required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in Sections 8.5 and 9.5, or (b) that would reasonably be expected to materially adversely affect the ability of Nicolet to perform its covenants and agreements under this Agreement.
Section 6.2    Notice of Changes. Nicolet will give prompt notice to the Company of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on Nicolet; or (b) would cause or constitute a material breach of any of Nicolet’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 9; provided, however, that a failure to comply with this section shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 9 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 9 to be satisfied.
Section 6.3    Indemnification.
(a) From and after the Effective Time, Nicolet shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless (1) any natural person who is or was a director or officer of the Company or any Subsidiary of the Company, (2) any natural person who, while a director or officer of the Company or any Subsidiary of the Company, is or was serving either pursuant to the Company’s or such Subsidiary’s specific request or as a result of the nature of such person’s duties to the Company or to such Subsidiary as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, partnership joint venture, trust or other enterprise, and (3) any natural person who, while a director or officer of the Company or any Subsidiary of the Company, is or was serving an employee benefit plan because his or her duties to the Company or to such Subsidiary also imposed duties on, or otherwise involved services by, the person to the plan or to participants in or beneficiaries of the plan (each, an “Indemnified Party”), against any and all reasonable fees (including reasonable attorneys’ fees), costs, charges, disbursements and other expenses actually and reasonably incurred by the Indemnified Party (collectively, “Expenses”) in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves federal, state or local law and which is brought by or in the right of any Person (any such action, an “Indemnification Proceeding”) to which the Indemnified Party was made a party by virtue of his or her service in any of the capacities set forth above in clauses (1) through (3) of this Section 6.3(a), to the extent that such Indemnified Party has been successful on the merits or otherwise in the defense of such Indemnification Proceeding.
(b) From and after the Effective Time, Nicolet shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless (1) any natural person who is or was an employee or agent of the Company or any Subsidiary of the Company, (2) any natural person who, while an employee or agent of the Company or any Subsidiary of the Company, is or was serving either pursuant to the Company’s or such Subsidiary’s specific request or as a result of the nature of such person’s duties to the Company or to such Subsidiary as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, partnership joint venture, trust or other enterprise, and (3) any natural person who, while an employee or agent of the Company or any Subsidiary of the Company, is or was serving an employee benefit plan because his or her duties to the Company or to such Subsidiary also imposed duties on, or otherwise involved services by, the person to the plan or to participants in or beneficiaries of the plan (each, an “Indemnified Employee”), against any and all Expenses in connection with any Indemnification Proceeding to which the Indemnified Employee was made a party by virtue of his or her service in any of the capacities set forth above in clauses (1) through (3) of this Section 6.3(b), to the extent that such Indemnified Employee has been successful on the merits or otherwise in the defense of such Indemnification Proceeding.
(c) From and after the Effective Time, Nicolet shall indemnify and hold harmless any Indemnified Party against any obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, or the agreement to pay any amount in settlement of an Indemnification Proceeding, and pre- and post-judgment interest related thereto, and any Expenses incurred by such Indemnified Party in connection with an Indemnification Proceeding, unless it shall be proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Company or to any Subsidiary of the Company which constituted: (1) a willful failure to deal fairly with the Company, any Subsidiary of the Company, or the respective shareholders thereof in connection with a matter in which the Indemnified Party had a material conflict of interest, (2) a violation of the criminal law, unless the Indemnified Party had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (3) a transaction from which the Indemnified Party derived an improper personal benefit, or (4) willful misconduct.
(d) From and after the Effective Time, Nicolet may indemnify and hold harmless any Indemnified Employee against any obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, or the agreement to pay any amount in settlement of an Indemnification Proceeding, and pre- and post-judgment interest related thereto, and any Expenses incurred by such Indemnified Employee in connection with an Indemnification Proceeding, unless it shall be proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Company or to any Subsidiary of the Company which constituted: (1) a willful failure to deal fairly with the Company, any Subsidiary of the Company, or the respective shareholders thereof in connection with a matter in which the Indemnified Employee had a material conflict of interest, (2) a violation of the criminal law, unless the Indemnified Employee had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (3) a transaction from which the Indemnified Employee derived an improper personal benefit, or (4) willful misconduct. Any determination of whether an Indemnified Employee shall receive indemnification pursuant to this Section 6.3(d) shall be made at the sole and exclusive discretion of Nicolet.
(e) Upon written request by an Indemnified Party who has been made party to an Indemnification Proceeding, Nicolet shall reimburse the Expenses of such Indemnified Party as incurred if the Indemnified Party provides Nicolet with all of the following: (1) a written affirmation of his or her good faith belief that he or she did not breach or fail to perform his or her duties to the Company and (2) a written undertaking, executed personally or on his or her behalf, to repay to Nicolet such reimbursements if and to the extent that it is ultimately determined that such Indemnified Party was not entitled to indemnification for such amounts under the terms of this Agreement.
(f) Upon written request by an Indemnified Employee who has been made party to an Indemnification Proceeding, Nicolet may reimburse the Expenses of such Indemnified Employee as incurred if the Indemnified Employee provides Nicolet with all of the following: (1) a written affirmation of his or her good faith belief that he or she did not breach or fail to perform his or her duties to the Company or to any Subsidiary of the Company and (2) a written undertaking, executed personally or on his or her behalf, to repay to Nicolet such reimbursements if and to the extent that it is ultimately determined that such Indemnified Employee was not entitled to indemnification for such amounts under the terms of this Agreement. Any determination of whether an Indemnified Employee shall receive reimbursement for Expenses as such Expenses are incurred pursuant to this Section 6.3(f) shall be made at the sole and exclusive discretion of Nicolet.

(g) Notwithstanding any other provision of this Agreement, in order for any Indemnified Party or Indemnified Employee to be entitled to indemnification under this Agreement, such Indemnified Party or Indemnified Employee must make a written request to Nicolet. This written request shall contain a declaration that Nicolet shall have the right to exercise all rights and remedies available to such Indemnified Party or Indemnified Employee against any other Party arising out of or related to the Indemnification Proceeding for which indemnification is being sought and that the Indemnified Party or Indemnified Employee has assigned to Nicolet all such rights and remedies. Nicolet shall have no obligation to indemnify any Indemnified Party or Indemnified Employee under this Agreement if and to the extent that such Indemnified Party or Indemnified Employee has previously received indemnification or allowance for Expenses from any Party in connection with the same Indemnification Proceeding.
(h) For a period of six (6) years after the Effective Time or, if such term coverage is not available, such other maximum period of coverage available, Nicolet shall maintain a directors’ and officers’ liability insurance policy or policies covering each Indemnified Party and Indemnified Employee covered by the Company’s directors’ and officers’ liability insurance policy in effect as of the date hereof, on and subject to terms and conditions no less advantageous to the insureds than the Company’s directors’ and officers’ liability insurance policy in effect as of the date hereof, for acts or omissions occurring prior to the Effective Time; provided, that in no event shall Nicolet be required to expend annually in the aggregate an amount in excess of 250% of the amount of the aggregate premiums paid by the Company for fiscal year 2021 for such purpose and, if Nicolet is unable to maintain such policy (or substitute policy) as a result of this proviso, Nicolet shall obtain a policy or policies of insurance with substantially similar terms and conditions as may then be available, and with an equal or lesser claims reporting time period as may then be available for payment of such amount; provided further, that in lieu of the obligations of this subsection, Nicolet may request that the Company obtain, and upon such request the Company shall obtain, such extended reporting period coverage under the Company’s existing insurance programs (to be effective as of the Effective Time) at Nicolet’s sole expense.
(i) If Nicolet or any of its successors or assigns shall (i) consolidate with or merge into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Nicolet shall use commercially reasonable efforts to cause proper provision to be made so that the successor and assign of Nicolet assumes the obligations set forth in this Section 6.3.
(j) The provisions of this Section 6.3 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, each Indemnified Employee, his or her heirs, and his or her legal representatives.
Section 6.4    Board Representation.
(a) On or prior to the Effective Time, Nicolet shall cause the Company Director to be added to the board of directors of the Surviving Entity and Nicolet Bank. No other directors or employees of the Company shall be designated to serve on the board of directors of the Surviving Entity or Nicolet Bank at the Effective Time. The appointment of the Company Director to the board of directors of the Surviving Entity and Nicolet Bank shall be subject to the bylaws of the Surviving Entity and Nicolet Bank, respectively, and the Company Director must (i) be reasonably acceptable to the Nominating Committee of the Surviving Entity or Nicolet Bank, as applicable, and (ii) satisfy and comply with the requirements regarding service as a member of the board of directors of the Surviving Entity or Nicolet Bank, as applicable, provided under applicable Legal Requirements and the practices and policies of such board that are generally applicable to its members.
(b) Subject to and in accordance with the bylaws of the Surviving Entity, effective as of the Effective Time, the officers of Nicolet in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Entity from and after the Effective Time in accordance with the bylaws of the Surviving Entity.
Section 6.5    Authorization and Reservation of Nicolet Common Stock. Nicolet Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Nicolet Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.

Section 6.6    Stock Exchange Listing. Nicolet shall cause all shares of Nicolet Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the national securities exchange on which Nicolet Common Stock then trades prior to the Closing Date.
Section 6.7    Pre-Closing Income Tax Returns and Tax Matters. Nicolet shall prepare and file or cause to be prepared and filed all income and franchise Tax Returns required to be filed by the Company for all Taxable periods ending on or before the Closing Date that are due after the Closing Date (“Nicolet Prepared Returns”). All Nicolet Prepared Returns shall be prepared on basis consistent with past procedures and practices and accounting methods of the Company to the maximum extent permitted by applicable law. Nicolet shall cause each Nicolet Prepared Return to be delivered to each shareholder of the Company (as of immediately prior to the Closing) for review and comment no later than thirty (30) days before the due date (including extensions) of such Nicolet Prepared Return, and such shareholders of the Company shall provide written comments, if any, to such Nicolet Prepared Returns within fifteen (15) days after receipt of such Nicolet Prepared Returns from Nicolet. Nicolet shall incorporate all timely comments of the shareholders of the Company in Nicolet Prepared Returns for Taxable periods ending on or before the Closing Date to the extent Nicolet determines in its sole discretion the incorporation of any such comment will not result in any liability to Nicolet. Nicolet shall not amend any income or franchise Tax Return of the Company without the prior written consent of each of the shareholders of the Company (as of immediately prior to the Closing) if such amendment would result in any liability to the shareholders of the Company. Nicolet shall give each of the shareholders of the Company (as of immediately prior to the Closing) prompt written notice of any demand, claim, or notice of commencement of a claim, proposed adjustment, assessment, audit, examination or other administrative or court proceeding with respect to income or franchise Taxes of the Company for which the shareholders of the Company (as of immediately prior to the Closing) may become liable (a “Tax Contest”). Nicolet shall control any Tax Contest; provided, however, that (i) the shareholders of the Company (as of immediately prior to the Closing) may, at their sole cost and expense, participate in such Tax Contest, and (ii) Nicolet shall not settle, resolve or abandon any such Tax Contest without the prior written consent of the shareholders of the Company (as of immediately prior to the Closing) if such settlement, resolution or abandonment would result in any liability to the shareholders of the Company. The provisions of this Section 6.7 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each shareholder of the Company (as of immediately prior to the Closing).
ARTICLE 7
COVENANTS OF ALL PARTIES

Section 7.1    Regulatory Approvals. Nicolet and its Subsidiaries will use all reasonable best efforts to as promptly as possible prepare, file, effect and obtain all Requisite Regulatory Approvals, the Company will cooperate with Nicolet and its Subsidiaries with respect to the foregoing, and the parties will comply with the terms of such Requisite Regulatory Approvals. Each of Nicolet and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions. Nicolet and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions.
Section 7.2    Securities Act Compliance. The Company understands that the Nicolet Common Stock to be issued hereunder will not be registered under the Securities Act pursuant to exemptions set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (“Rule 506”). The Company understands and agrees that in order to comply with the requirements of Rule 506, the Merger Consideration will be paid in the form of cash at a price per share of Nicolet Common Stock the holder otherwise would have received equal to the Nicolet Common Stock Price (rather than in the form of shares of Nicolet Common Stock) to (1) any shareholder of the Company who is not a signatory to either the Company Shareholder Consent or an AI Questionnaire delivered to Nicolet, or (2) any other shareholder of the Company with respect to whom the Board of Directors of the Surviving Corporation is unable to form a reasonable belief that such shareholder is an “accredited investor” as such term is defined in regulations promulgated under the Securities Act. The parties understand and agree that the shares of Nicolet Common Stock issued pursuant to this Agreement cannot be resold unless they are registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available, and that there will be placed on the certificates representing the Nicolet Common Stock issued pursuant to this Agreement a legend to that effect. If the safe harbor of Rule 506 is not available or if reliance thereon as described in this Section 7.2 would prevent the parties from obtaining any Requisite Regulatory Approval, the parties will cooperate to determine a commercially reasonable alternative exemption that can be relied upon or alternative structure that will allow the Merger to be completed on the terms set forth herein.
Section 7.3    Publicity. Neither the Company nor Nicolet shall, and neither the Company nor Nicolet shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which shall not be unreasonably withheld or delayed) of Nicolet, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Nicolet; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by applicable securities exchange rules. Subject to the foregoing, Nicolet and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint press release of Nicolet and the Company, mutually agreed upon by both parties. Thereafter, and subject to the limitations of this paragraph, Nicolet and the Company shall each use their reasonable best efforts to develop a joint communications plan with respect to the Contemplated Transactions and to ensure that all press releases and other public statements with respect to the Contemplated Transactions shall be consistent with such joint communications plan.
Section 7.4    Reasonable Best Efforts; Cooperation; Takeover Statutes. Each of Nicolet and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Nicolet nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Nicolet and the Company will, and will cause each Subsidiary of Nicolet and the Company, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions. In addition, for purposes of integration planning, between the date of this Agreement and the Closing Date, the applicable integration planning personnel, including third-parties, of Nicolet and the Company shall meet on a regular basis to review and discuss their respective planning and support efforts, including providing information as reasonably requested by Nicolet related to the Company’s information technology and communication systems to support such integration planning. Such meetings shall be preceded by the timely delivery to all parties of the information to be discussed thereat. Without limiting the foregoing, none of Nicolet, the Company or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement or the Contemplated Transactions, and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the Contemplated Transactions from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the Contemplated Transactions, the Company and the members of its Boards of Directors will grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the Contemplated Transactions, including, if necessary, challenging the validity or applicability of any such Takeover Statute..
Section 7.5    Tax Free Reorganization.
(a) The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury regulations promulgated thereunder. From and after the date of this Agreement and until the Effective Time, each of the Company and Nicolet shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Nicolet nor any Affiliate of Nicolet knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(b) As of the date hereof, the Company does not know of any reason why it would not be able to deliver to Nicolet’s counsel, as of the date of the legal opinion referred to in Sections 8.8 and 9.7, a certificate substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the “IRS Guidelines”), to enable counsel of Nicolet to deliver the legal opinion contemplated by Sections 9.7, and the Company hereby agrees to deliver such certificate effective as of the date of such opinion to counsel of Nicolet.
(c) As of the date hereof Nicolet does not know of any reason why it would not be able to deliver to its counsel, as of the date of the legal opinion referred to in Sections 8.8 and 9.7, a certificate substantially in compliance with the IRS Guidelines, to enable counsel of Nicolet to deliver the legal opinion contemplated by Sections 8.8, and Nicolet hereby agrees to deliver such certificate effective as of the date of such opinion to counsel of Nicolet.
(d) Following the Effective Time, Nicolet will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d), except that Nicolet may transfer the Company’s historic business assets (i) to a corporation that is a member of Nicolet’s “qualified group,” within the meaning of Treas. Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Nicolet’s “qualified group” have active and substantial management functions as a partner with respect to the Company’s historic business or (B) members of Nicolet’s “qualified group” in the aggregate own an interest in the partnership representing a significant interest in the Company’s historic business, in each case within the meaning of Treas. Reg. Section 1.368-1(d)(4)(iii).
Section 7.6    Employees; Employee Contracts; Employee Benefits.
(a) All individuals employed by the Company or the Bank immediately prior to the Closing (“Covered Employees”) shall automatically become employees of Nicolet as of the Closing. Following the Closing, Nicolet shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, are no less favorable than the employee benefits and compensation opportunities that are made available to similarly-situated employees of Nicolet under the Nicolet Benefit Plans, provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Nicolet Benefit Plan; and (ii) until such time as Nicolet shall cause Covered Employees to participate in the Nicolet Benefit Plans, a Covered Employee’s continued participation in the Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Nicolet Benefit Plans may commence at different times with respect to each Nicolet Benefit Plan).
(b) For all purposes (other than for purposes of benefit accruals and, for plan year 2022 only, allocations of employer contributions under Nicolet’s 401(k) Plan) under the Nicolet Benefit Plans providing benefits to the Covered Employees (the “New Plans”), each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such

Covered Employee was entitled to credit for such service under the similar Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.
(c) In addition, and without limiting the generality of the foregoing, as of the Transition Date, Nicolet shall use commercially reasonable efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d) Section 7.6 of the Nicolet Disclosure Schedules sets forth the severance payments that will be paid with respect to any eligible Covered Employee (exempt and non-exempt) who incurs a qualifying involuntary termination of employment in accordance with such schedule. Notwithstanding the foregoing, no Covered Employee eligible to receive severance benefits or other payment triggered by the Merger under an employment, change in control, severance, salary continuation agreement or other similar agreement (a “CIC Payment”) shall be entitled to receive the severance benefits described in this Section 7.6(d) or to otherwise receive severance benefits from Nicolet. Any Company employee who is eligible to receive a CIC Payment shall not receive any severance benefits as provided in this Section 7.6(d) but rather will be entitled to the CIC Payment payable under the terms of the applicable agreement.
(e) Simultaneously herewith, Paul Kohler shall enter into an employment agreement with Nicolet and/or Nicolet Bank, as applicable (the “Officer Agreement”).
Section 7.7    Section 16 Matters. Prior to the Effective Time, the parties will each take such steps as may be necessary or appropriate to cause any disposition of Company Capital Stock or conversion of any derivative securities in respect of shares of Company Capital Stock or acquisition of Nicolet Common Stock, as applicable, in connection with the consummation of the Contemplated Transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.8    Shareholder Litigation. Each of the Company and Nicolet shall give the other the reasonable opportunity to consult concerning the defense of any shareholder litigation against the Company or Nicolet, as applicable, or any of their respective directors or officers relating to the Contemplated Transactions.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF NICOLET

The obligations of Nicolet to consummate the Contemplated Transactions and to take the other actions required to be taken by Nicolet at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Nicolet in whole or in part):
Section 8.1    Accuracy of Representations and Warranties. For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 3.3 and Section 3.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations set forth in Section 3.3 and Section 3.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on the Company; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
Section 8.2    Performance by the Company. The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 8.3    Shareholder Approval. The Company Shareholder Approval shall have been obtained.
Section 8.4    No Proceedings. Since the date of this Agreement, there must not have been commenced or be pending any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Nicolet Board to have a Material Adverse Effect on the Surviving Entity.
Section 8.5    Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and there shall not be any action taken, or any Legal Requirement enacted, entered, enforced or deemed applicable to the Contemplated Transactions, by any Regulatory Authority, in connection with the grant of a Requisite Regulatory Approval, which shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Nicolet Board to have a Material Adverse Effect on the Surviving Entity.
Section 8.6    Company Shareholder Representations. Each Shareholder of the Company shall have delivered to Nicolet an AI Questionnaire and the representations contained therein shall be true and correct in all material respects as of the Closing Date.
Section 8.7    Officer’s Certificate. Nicolet shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.
Section 8.8    Tax Opinion. Nicolet shall have received a written opinion of Nelson Mullins Riley Scarborough LLP, addressed to the Company and Nicolet, in form and substance reasonably satisfactory to the Company and Nicolet, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Code.
Section 8.9    Stock Exchange Listing. Nicolet shall have filed with the national securities exchange upon which shares of Nicolet Common Stock are then traded a notification form for the listing of all shares of Nicolet Common Stock to be delivered in the Merger, and such national securities exchange shall not have objected to the listing of such shares of Nicolet Common Stock.
Section 8.10    No Material Adverse Effect. From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or the Bank that has had or would reasonably be expected to have a Material Adverse Effect on the Company.
Section 8.11    Consents. The Company shall have obtained or caused to be obtained the written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties as set forth on Section 8.11 of the Company Disclosure Schedules that are required to effect the Contemplated Transactions.
Section 8.12    Officer Agreement. The Officer Agreement shall have been executed by the proposed respective parties thereto (and such parties shall not have advised Nicolet that they intend to breach any such agreements) and delivered to Nicolet.
Section 8.13    Company Stock Certificates. All holders of record of one or more Company Stock Certificates shall have surrendered to Nicolet, together with a properly completed and duly executed Letter of

Transmittal, such Company Stock Certificate held by such holder (or, if applicable, provided an affidavit in accordance with Section 2.2(g)).
ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):
Section 9.1    Accuracy of Representations and Warranties. For purposes of this Section 9.1, the accuracy of the representations and warranties of Nicolet set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 4.3 and Section 4.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of Nicolet set forth in this Agreement (including the representations set forth in Section 4.3 and Section 4.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Nicolet; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
Section 9.2    Performance by Nicolet. Nicolet shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 9.3    Shareholder Approval. The Company Shareholder Approval shall have been obtained.
Section 9.4    No Proceedings. Since the date of this Agreement, there must not have been commenced or be pending any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity.
Section 9.5    Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and there shall not be any action taken, or any Legal Requirement enacted, entered, enforced or deemed applicable to the Contemplated Transactions, by any Regulatory Authority, in connection with the grant of a Requisite Regulatory Approval, which shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity.
Section 9.6    Officer’s Certificate. The Company shall have received a certificate signed on behalf of Nicolet by an executive officer of Nicolet certifying as to the matters set forth in Sections 9.1 and 9.2.
Section 9.7    Tax Opinion. The Company shall have received a written opinion of Nelson Mullins Riley & Scarborough LLP, addressed to the Company and Nicolet, in form and substance reasonably satisfactory to the Company and Nicolet, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Code.
Section 9.8    Stock Exchange Listing. Nicolet shall have filed with the national securities exchange upon which shares of Nicolet Common Stock are then traded a notification form for the listing of all shares of Nicolet Common Stock to be delivered in the Merger, and such national securities exchange shall not have objected to the listing of such shares of Nicolet Common Stock.
Section 9.9    No Material Adverse Effect. From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Nicolet or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Nicolet.

Section 9.10    Registration Rights Agreement. The registration rights agreement in substantially the form attached hereto as Exhibit E (the “Registration Rights Agreement”) shall have been duly executed and delivered by Nicolet to Brenda Johnson and Murray Johnson.
ARTICLE 10
TERMINATION

Section 10.1    Termination of Agreement. This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Nicolet:
(a) by mutual consent of the Nicolet Board and the Company Board, each evidenced by appropriate written resolutions;
(b) by Nicolet, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 8.1 and Section 8.2 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform; provided, that such breach or failure is not a result of the failure by Nicolet to perform and comply in all material respects with any of its obligations or representations and warranties under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(c) by the Company, if Nicolet shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 9.1 and Section 9.2 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform, provided, that such breach or failure is not a result of the failure by the Company to perform and comply in all material respects with any of its obligations or representations and warranties under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(d) by Nicolet or the Company, if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and nonappealable; or (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described above;
(e) by Nicolet or the Company, if the Effective Time shall not have occurred at or before December 31, 2022 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;
(f) by Nicolet or the Company, if any court of competent jurisdiction or other Regulatory Authority shall have issued a judgment, Order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and nonappealable;
(g) by Nicolet, if the Company Shareholder Consent shall not have been delivered to Nicolet on or before the thirtieth (30th) day following the date of this Agreement.
(h) by Nicolet, prior to receipt of the Company Shareholder Approval, if the Company Board makes an Adverse Recommendation.

Section 10.2    Effect of Termination or Abandonment. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1, this Agreement shall become null and void, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or shareholders, except that: (i) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (ii) no such termination shall relieve the breaching party from liability resulting from any willful and material breach by that party of this Agreement.
Section 10.3    Fees and Expenses.
(a) Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
(b) If this Agreement is terminated by Nicolet pursuant to Section 10.1(g) or Section 10.1(h), then the Company shall pay to Nicolet, within two (2) Business Days after such termination, the amount of $8,000,000.00 by wire transfer of immediately available funds to such account as Nicolet shall designate. If this Agreement is terminated by Nicolet pursuant to Section 10.1(b), then the Company shall pay to Nicolet, within two (2) Business Days after such termination, the amount of $8,000,000.00 by wire transfer of immediately available funds to such account as Nicolet shall designate. If this Agreement is terminated by the Company pursuant to Section 10.1(c), then Nicolet shall pay to the Company, within two (2) Business Days after such termination, the amount of $8,000,000.00.
(c) All payments made pursuant to this Section 10.3 shall constitute liquidated damages and the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and shareholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein.
ARTICLE 11
MISCELLANEOUS

Section 11.1    Survival. Except for covenants that are expressly to be performed after the Closing, none of the representations, warranties and covenants contained herein shall survive beyond the Closing.
Section 11.2    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Wisconsin applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.
Section 11.3    Assignments, Successors and No Third Party Rights. Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.3 and Section 6.7, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 11.4    Modification. This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Shareholder Approval is obtained; provided, however, that after the Company Shareholder Approval is obtained, there may not be, without further approval of the Company’s shareholders, any amendment of this Agreement that requires further approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.
Section 11.5    Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (x) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
Section 11.6    Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Nicolet, to:
Nicolet Bankshares, Inc.
111 N. Washington Street
Green Bay, WI 54301
Telephone:	(920) 430-7318
Email:	mdaniels@nicoletbank.com
Attention:	Michael E. Daniels

with copies to:
Nelson Mullins Riley & Scarborough LLP
201 17th Street, Suite 1700
Atlanta, GA 30363
Telephone:	(404) 322-6037
Email:	Robert.Klingler@nelsonmullins.com
Attention:	Robert D. Klingler

If to the Company, to:
Charter Bankshares, Inc.
1010 West Clairemont Avenue
Eau Claire, WI 54701
Telephone:	(715) 855-6150
Email:	jrhalloin@charterbank.com
Attention:	Jeffrey R. Halloin

with copies to:
Reinhart Boerner Van Deuren s.c.
N16 W23250 Stone Ridge Drive
Waukesha, WI 53187
Telephone:	(414) 298-8445
Email:	jreichert@reinhartlaw.com
Attention:	John T. Reichert
or to such other Person or place as the Company shall furnish to Nicolet or Nicolet shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; (c) if mailed in the manner provided in this Section 11.6, five (5) Business Days after deposit with the U.S. Postal Service; and (d) if sent by electronic mail, upon receipt.
Section 11.7    Entire Agreement. This Agreement, the Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.
Section 11.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.
Section 11.9    Further Assurances. The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
Section 11.10    Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.
ARTICLE 12
DEFINITIONS

Section 12.1    Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:
(a) “Acquisition Proposal” means a tender or exchange offer to acquire more than 25% of the voting power in the Company or the Bank, a proposal for a merger, consolidation or other business combination involving the Company or the Bank or any other proposal or offer to acquire in any manner more than 25% of the voting power in, or more than 25% of the business, assets or deposits of, the Company or the Bank, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.
(b) “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.
(c) “AI Questionnaire” means an accredited investor questionnaire in the form attached as Exhibit D hereto.
(d) “Bank” means Charter Bank, a wholly-owned subsidiary of the Company.
(e) “Bank Merger” means the merger of the Bank with and into, and under the charter of, Nicolet Bank pursuant to the Bank Plan of Merger.
(f) “Business Day” means any day except Saturday, Sunday and any day on which banks in Wisconsin are authorized or required by law or other government action to close.
(g) “Company Articles of Incorporation” means the Third Amended and Restated Articles of Incorporation of the Company.
(h) “Company Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other paid time off, compensation, severance, split-dollar life insurance, bonus, profit-sharing or incentive plan or arrangement; (vi) other employee benefit plan, practice, policy or arrangement of any kind; or (vii) change in control agreement or employment or severance agreement; in each case, with respect to clauses (i) through (vii) of this definition, to which contributions have been made by the Company or the Bank or any Company ERISA Affiliate or under which any current or former employee, director, agent or independent contractor of the Company or the Bank or any beneficiary thereof is covered, is eligible for coverage or has payment or other benefit rights, and for which the Company or the Bank has or could reasonably be expected to have liability, including by reason of having a Company ERISA Affiliate.
(i) “Company Board” means the board of directors of the Company.
(j) “Company Bylaws” means the Third Amended and Restated Bylaws of the Company.
(k) “Company Capital Stock” means Company Common Stock.
(l) “Company Common Stock” means the common stock, $0.01 par value per share, of the Company.
(m) “Company ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or the Bank for purposes of Section 414(b), (c), (m) and (o) of the Code.
(n) “Company Regulatory Reports” means (i) the Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041 of the Bank for periods between January 1, 2020 and December 31, 2021, as filed with the FDIC; (ii) the Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041 of the Bank with respect to periods ended subsequent to December 31, 2021, as filed with the FDIC; (iii) the Parent Company Only Financial Statements for Small Holding Companies, Form FR Y-9SP, of the Company for the periods ended December 31, 2021, June 30, 2021, December 31, 2020 and June 30, 2020; and (iv) the Parent Company Only Financial Statements for Small Holding Companies, Form FR Y-9SP, of the Company with respect to periods ended subsequent to December 31, 2021.

(o) “Contemplated Transactions” means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger, (iii) the performance by Nicolet and the Company of their respective covenants and obligations under this Agreement; and (iv) Nicolet’s issuance of shares of Nicolet Common Stock, the Per Share Cash Consideration, and cash in lieu of fractional shares, in exchange for shares of Company Common Stock.
(p) “Contract” means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.
(q) “Control,” “Controlling” or “Controlled” when used with respect to any specified Person, means the power to vote 25 percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.
(r) “CRA” means the Community Reinvestment Act, as amended.
(s) “Deposit Insurance Fund” means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution’s assets.
(t) “DOL” means the U.S. Department of Labor.
(u) “Environment” means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.
(v) “Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit or other legally binding requirement applicable to the business or assets of Nicolet, the Company or any of their respective Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.
(w) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(y) “FDIC” means the Federal Deposit Insurance Corporation.
(z) “Federal Reserve” means the Board of Governors of the Federal Reserve System.
(aa) “GAAP” means generally accepted accounting principles in the U.S., consistently applied.
(bb) “Hazardous Materials” means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.
(cc) “IRS” means the U.S. Internal Revenue Service.
(dd) “Knowledge” means, assuming due inquiry under the facts or circumstances, the actual knowledge of: (i) with respect to Nicolet, the chief executive officer, president, chief financial officer, chief credit officer or general counsel of Nicolet; or (ii) with respect to the Company, the president, chief executive officer or secretary of the Company or the president, chief executive officer, chief financial officer, senior vice president finance and accounting, secretary, chief information officer or senior vice president and chief credit officer of the Bank.
(ee) “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.
(ff) “Material Adverse Effect” as used with respect to a party, means an event, circumstance, change, effect or occurrence which, individually or together with any other event, circumstance, change, effect or occurrence: (i) is materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (E) the effects of any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, safety or any other Law, order, directive, guideline, guidance or recommendation promulgated by any governmental entity, including the Centers for Disease Control and Prevention and the World Health Organization, in response to or relating in any way to the novel coronavirus disease, COVID-19 virus (SARS-COV-2) (or any mutation or variation thereof or related health condition, or any related or associated epidemics, pandemics or disease outbreaks); and (F) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith, including any transaction costs, any severance costs, and the response of customers, vendors, licensors, investors, or employees; except with respect to clauses (A), (B), (C), (D) and (E), to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.
(gg) “Nicolet Articles of Incorporation” means the Amended and Restated Articles of Incorporation of Nicolet, as amended.
(hh) “Nicolet Bank” means Nicolet National Bank, a wholly-owned subsidiary of Nicolet.
(ii) “Nicolet Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other paid time off, compensation, severance, bonus, profit-sharing or incentive plan or arrangement; (vi) other employee benefit plan, practice, policy or arrangement of any kind; or (vii) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vii) of this definition, to which contributions have at any time been made by Nicolet or any of its Subsidiaries or any Nicolet ERISA Affiliate or under which any employee, former employee, director, agent or independent contractor of Nicolet or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights, and for which Nicolet or any of its Subsidiaries has liability, including by reason of having a Nicolet ERISA Affiliate.
(jj) “Nicolet Board” means the board of directors of Nicolet.
(kk) “Nicolet Bylaws” means the Nicolet Amended and Restated Bylaws, as amended.
(ll) “Nicolet Capital Stock” means Nicolet Common Stock and Nicolet Preferred Stock, collectively.
(mm) “Nicolet Common Stock” means the common stock, $0.01 par value per share, of Nicolet.
(nn) “Nicolet Common Stock Price” means the closing price of Nicolet Common Stock on the national securities exchange on the last trading day prior to the Closing Date.
(oo) “Nicolet Equity Award” means any outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit, or other equity award granted under a Nicolet Stock Plan.

(pp) “Nicolet ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with Nicolet or any of its Subsidiaries for purposes of Section 414(b), (c), (m) or (o) of the Code.
(qq) “Nicolet Material Contract” means any contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act).
(rr) “Nicolet SEC Reports” means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Nicolet with the SEC under the Securities Act, the Exchange Act, or the regulations of the SEC thereunder, since January 1, 2020. For the avoidance of doubt, Nicolet SEC Reports shall not include filings made with the SEC pursuant to Section 13 or Section 16 by shareholders, directors or officers of the Company.
(ss) “Nicolet Stock Plans” means any of the following:
Nicolet Bankshares, Inc. 2002 Stock Incentive Plan.
Nicolet Bankshares, Inc. 2010 Equity Incentive Plan.
Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan, as amended.
(tt) “Order” means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.
(uu) “Ordinary Course of Business” shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
(vv) “OREO” means real estate owned by a Person and designated as “other real estate owned.”
(ww) “Outstanding Company Shares” means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.
(xx) “PBGC” means the U.S. Pension Benefit Guaranty Corporation.
(yy) “Permitted Special Dividend Amount” means an amount equal to (1) Thirty Million Dollars and no Cents ($30,000,000.00), less (2) an amount equal, on a dollar for dollar basis, of any cash dividends that are paid in the ordinary course of business (including tax distributions) under Section 5.2(b)(ii)(A)(y), and less (3) an amount equal, on a dollar for dollar basis, any compensatory payments made by the Company pursuant to the proviso contained in Section 5.2(b)(xiii).
(zz) “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.
(aaa) “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.
(bbb) “Regulatory Authority” means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Nicolet, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith.

(ccc) “Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
(ddd) “Requisite Regulatory Approvals” means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions.
(eee) “SEC” means the Securities and Exchange Commission.
(fff) “Securities Act” means the Securities Act of 1933, as amended.
(ggg) “Subsidiary” with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.
(hhh) “Superior Proposal” means a bona fide written Acquisition Proposal which the Company Board concludes in good faith to be more favorable from a financial point of view to the Company shareholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (which shall be Stephens, Inc., or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable law.
(iii) “Takeover Statutes” means any provisions of any potentially applicable “moratorium,” “control share,” “fair price,” “business combination,” “takeover” or “interested shareholder” law.
(jjj) “Tax” means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.
(kkk) “Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.
(lll) “Transition Date” means, with respect to any Covered Employee, the date Nicolet commences providing benefits to such employee with respect to each New Plan.
(mmm) “U.S.” means the United States of America.
(nnn) “WBCL” means the Wisconsin Business Corporation Law, as amended.
Section 12.2    Principles of Construction.
(a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) ”including” means “including, but not limited to”; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.
(b) The schedules of each of the Company and Nicolet referred to in this Agreement (the “Company Disclosure Schedules” and the “Nicolet Disclosure Schedules,” respectively, and collectively the “Schedules”) shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Nicolet to the other before the date of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, “Previously Disclosed” means information set forth by the Company or Nicolet in the applicable paragraph of its Schedules, or any other paragraph of its Schedules (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Schedule is also applicable to the section of this Agreement in question).
(c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
(d) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
(e) No disclosure, representation, or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of any Regulatory Authority by any party hereto to the extent prohibited by a Legal Requirement, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

NICOLET:
NICOLET BANKSHARES, INC.
By:	/s/ Michael E. Daniels
Name: Michael E. Daniels
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

COMPANY:
CHARTER BANKSHARES, INC.
By:	/s/ Jeffrey Halloin
Name: Jeffrey Halloin
Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF PLAN OF BANK MERGER

PLAN OF MERGER
BY AND BETWEEN
NICOLET NATIONAL BANK
AND
CHARTER BANK

This Plan of Merger (the “Plan”) is made and entered into as of the 29th day of March, 2022, by and between Nicolet National Bank, a bank organized under the laws of the United States of America and located in Green Bay, Wisconsin, and Charter Bank, a bank organized under the laws of the State of Wisconsin and located in Eau Claire, Wisconsin.

W I T N E S S E T H:

WHEREAS, Nicolet Bankshares, Inc. (“Nicolet”) and Charter Bankshares, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) dated March 29, 2022, pursuant to which the Company will merge with and into Nicolet;

WHEREAS, pursuant to the Agreement and the terms of this Plan, Charter Bank will merge with and into Nicolet National Bank (the “Bank Merger”);

NOW, THEREFORE, in consideration of the above premises and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

1. Merger. Pursuant to the provisions of Subchapter VII of the Wisconsin Banking Law and Section 215a of the National Bank Act, Charter Bank shall be merged with and into Nicolet National Bank. Nicolet National Bank shall be the survivor of the Bank Merger (the “Resulting Bank”), and shall operate with the name “Nicolet National Bank.” The Resulting Bank shall be liable for all liabilities of Charter Bank in accordance with the provisions of 12 USC 215a(a)(4).

2. Effective Date of the Merger. The Bank Merger shall become effective on the date that Articles of Merger reflecting the Bank Merger become effective with the Office of the Comptroller of the Currency (the “Effective Date”).

3. Location, Articles and Bylaws and Directors and Executive Officers of the Resulting Bank. On the Effective Date of the Bank Merger:

(a) The main office of the Resulting Bank shall be located at the main office of Nicolet National Bank immediately prior to the Effective Date.

(b) The Articles of Association of the Resulting Bank shall be the Articles of Association of Nicolet National Bank in effect immediately prior to the Effective Date. The Bylaws of the Resulting Bank shall be the Bylaws of Nicolet National Bank in effect immediately prior to the Effective Date of the Merger.

(c) From and after the Effective Date, the executive officers of the Resulting Bank shall be the executive officers of Nicolet National Bank immediately prior to the Effective Date of the Merger. From and after the Effective Date, the directors of the Resulting Bank shall be (i) the directors of Nicolet National Bank immediately prior to the Effective Date of the Merger and (ii) one (1) person from the Company board of directors, to be designated by the Company and reasonably acceptable to Nicolet National Bank prior to the Effective Date. Such directors and executive officers shall serve until their resignation, removal or until their successors shall have
1

been elected or appointed and shall have been qualified in accordance with Articles of Association and Bylaws of Nicolet National Bank.

4. Manner of Converting Shares.

(a) By virtue of the Bank Merger, automatically and without any action on the part of the holder thereof, each of the shares of Charter Bank common stock issued and outstanding immediately prior to the Effective Date shall be cancelled and retired at the Effective Date and no consideration shall be issued in exchange therefor.

(b) Upon and after the Effective Date, each issued and outstanding share of Nicolet National Bank common stock shall remain unchanged and shall continue to evidence the same number of shares of Nicolet National Bank common stock.

5. Conditions Precedent to Consummation. Consummation of the Bank Merger herein provided for is conditioned upon (a) receipt of all necessary consents to the Bank Merger from applicable regulatory authorities, (b) approval of the Plan by the Company, as sole shareholder of Charter Bank, (c) approval of the Plan by Nicolet, as sole shareholder of Nicolet National Bank, and (d) closing of the merger of the Company and Nicolet.

6. Termination. This Plan may be terminated by the mutual consent of the parties at any time prior to the Effective Date. The Plan shall also be terminated automatically in the event the Agreement is terminated pursuant to the provisions of Article 10 thereof.

7. Counterparts, Headings, Governing Law. This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin and the National Bank Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers and their seals to be affixed hereto, all as of the day and year first above written.

                        NICOLET NATIONAL BANK

[BANK SEAL]                    By:

                        Name:

                        Title:

ATTEST:

________________________
Secretary

[Signature Page to Bank Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers and their seals to be affixed hereto, all as of the day and year first above written.

                        CHARTER BANK

[BANK SEAL]                    By:

                        Name:

                        Title:

ATTEST:

________________________
Secretary

[Signature Page to Bank Plan of Merger]

EXHIBIT B

UNANIMOUS CONSENT OF SHAREHOLDERS OF
CHARTER BANKSHARES, INC.

RECITALS

A. The undersigned are all holders of voting capital stock of Charter Bankshares, Inc. (the "Corporation"), and by execution hereof do hereby: (i) consent to and adopt the following resolutions as of the date hereof pursuant to Wisconsin Business Corporation Law, which resolutions shall have the same force and effect as if adopted by affirmative vote at a meeting of the Shareholders duly called and held; (ii) waive all requirements of notice; and (iii) direct that this Unanimous Consent of Shareholders be filed with the minutes of the proceedings of the Corporation.

B. The undersigned received and reviewed the Agreement and Plan of Merger, dated as of March 29, 2022 (the "Merger Agreement"), by and between Nicolet Bankshares, Inc. ("Nicolet") and the Corporation, pursuant to which the Corporation shall be merged with and into Nicolet pursuant to the provisions of, and with the effects provided in, the Wisconsin Business Corporation Law, and as a result of which the separate corporate existence of the Corporation shall cease and Nicolet will be the surviving entity (the "Merger").

C. Subject to the terms of the Merger Agreement, in consideration of the Merger, Nicolet will pay consideration as set forth in Section 2.1 of the Merger Agreement.

D. The Board of Directors of the Corporation has approved the Merger Agreement and the Merger and has recommended that the shareholders of the Corporation vote in favor of the Merger Agreement and the Merger.

E. The undersigned have been given an opportunity to ask questions of the Board of Directors of the Corporation, legal counsel, and other parties to discuss the principal terms of the Merger Agreement and legal effects and financial considerations thereof and the undersigned have reviewed, considered and discussed the same.

F. The undersigned desire to unanimously approve the Merger Agreement and the other agreements and documents to be executed and delivered by the Corporation in connection with the Merger Agreement, whether executed prior to, on or after the date hereof (the "Ancillary Agreements") and the transactions contemplated thereby.

RESOLUTIONS

1. The Merger Agreement, in the form executed by the Corporation, reviewed by the undersigned and attached hereto as Exhibit A, the Merger and the other transactions contemplated by the Merger Agreement are hereby adopted and approved in all respects by and on behalf of the undersigned, as shareholders of the Corporation, including, without limitation, for purposes of Sections 180.1101 and 180.1103 of the Wisconsin Business Corporation Law, together with such amendments or changes to the Merger Agreement, if any, that the officer or officers executing the Merger Agreement or any amendment thereto, in his or their discretion, may approve, such officer's approval of such changes or amendments being conclusively evidenced by such officer's signature on such document.
2. The undersigned shareholders ratify and approve the execution of the Merger Agreement and authorize any officer of the Corporation to execute and deliver any amendments to the Merger Agreement, any regulatory applications with respect to the Merger Agreement, the Merger or the other transactions contemplated thereby and any Ancillary Agreements by and on behalf of the Corporation, together with such amendments or changes thereto, if any, that the officer or officers executing such documents or amendments, in his or their discretion, may approve, such officer's approval of such changes or amendments being conclusively evidenced by such officer's signature on such document.
3. The undersigned understand and acknowledge that they (i) waive notice of a shareholder meeting, and (ii) are entitled to dissenters’ rights under applicable law. This Unanimous Consent of Shareholders serves as notice of dissenters’ rights under applicable law. A copy of the relevant requirements and procedures to exercise dissenters’ rights is attached hereto as Exhibit B. By signing below, the undersigned expressly elects to approve the Merger and not exercise dissenters’ rights.
4. All actions that are consistent with the foregoing resolutions and have been previously taken by any of the officers of the Corporation are hereby ratified, approved and confirmed in all respects.

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This Unanimous Consent of Shareholders is dated this ____ day of _______________, 2022.

By: _________________________________________
Name: Brenda L. Johnson

By: _________________________________________
Name: Murray R. Johnson

By: _________________________________________
Name: Murray R. Johnson and Diana T. Johnson, JTWROS

EXHIBIT A

Merger Agreement

EXHIBIT B

Dissenters’ Rights

SUBCHAPTER XIII
DISSENTERS' RIGHTS

180.1301  Definitions. In ss. 180.1301 to 180.1331:
(1) “Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.
(1m) “Business combination" has the meaning given in s. 180.1130 (3).
(2) “Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.
(3) “Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.
(4) “Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. “Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130 (9) (a) 1. to 4.
(5) “Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.
(6) “Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

180.1302  Right to dissent.
(1)  Except as provided in sub. (4) and s. 180.1008 (3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
(a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:
1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.
2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.
3. The issuer corporation is a parent that is merged with its subsidiary under s. 180.1104. This subdivision does not apply if all of the following are true:
a. The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in s. 180.1002 (1) to (9).
b. Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.
c. The number of voting shares, as defined in s. 180.1103 (5) (a) 2., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of voting shares of the parent outstanding immediately before the merger.
d. The number of participating shares, as defined in s. 180.1103 (5) (a) 1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of participating shares of the parent outstanding immediately before the merger.
(b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.
(c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:
1. A sale pursuant to court order.
2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.
(cm) Consummation of a plan of conversion.

(d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.
(2) Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:
(a) Alters or abolishes a preferential right of the shares.
(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.
(c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.
(d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.
(e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.
(3) Notwithstanding sub. (1) (a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1) (d) or (2) or s. 180.1803, 180.1813 (1) (d) or (2) (b), 180.1815 (3) or 180.1829 (1) (c).
(3m) Notwithstanding any other provision of this section, if the issuer corporation has become a benefit corporation under s. 204.104 (1) or (2), a shareholder of the benefit corporation may dissent from the amendment of the articles or the fundamental transaction to become a benefit corporation and obtain payment of the fair value of his or her shares, as provided in s. 204.104 (3). “Fair value” as used in this subsection means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable and not reduced by lack of marketability or minority discounts.
(4) Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.
(5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

180.1303  Dissent by shareholders and beneficial shareholders.
(1)  A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.
(2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:
(a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.
(b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

180.1320  Notice of dissenters' rights.
(1)  If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.
(2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

180.1321  Notice of intent to demand payment.
(1)  If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:
(a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.
(b) Not vote his or her shares in favor of the proposed action.
(2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

180.1322  Dissenters' notice.
(1)  If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.
(2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with s. 180.0141 and shall include or have attached all of the following:
(a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.
(b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.
(c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.
(d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.
(e) A copy of ss. 180.1301 to 180.1331.

180.1323  Duty to demand payment.
(1)  A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.
(2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.
(3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

180.1324  Restrictions on uncertificated shares.
(1)  The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.
(2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

180.1325  Payment.
(1)  Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(2) The payment shall be accompanied by all of the following:
(a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.
(b) A statement of the corporation's estimate of the fair value of the shares.
(c) An explanation of how the interest was calculated.
(d) A statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.
(e) A copy of ss. 180.1301 to 180.1331.

180.1326  Failure to take action.
(1)  If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

180.1327  After-acquired shares.
(1)  A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

180.1328  Procedure if dissenter dissatisfied with payment or offer.
(1)  A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:
(a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.
(b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.
(c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.
(2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

180.1330  Court action.
(1)  If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.
(4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:
(a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.
(b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.

180.1331  Court costs and counsel fees.
(1)
(a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).
(b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.
(2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:
(a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.
(b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
(3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

EXHIBIT C

FORM OF VOTING AND SUPPORT AGREEMENT

Nicolet Bankshares, Inc.
Attention: Chief Executive Officer

Ladies and Gentlemen:

    The undersigned is a shareholder of Charter Bankshares, Inc. (the “Company”), a Wisconsin corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. This Voting and Support Agreement relates to the Agreement and Plan of Merger, dated as of March 29, 2022 (the “Agreement”), between the Company and Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”). Under the terms of the Agreement, the Company will be merged into and with Nicolet (the “Merger”), and the shares of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”) will be converted into and exchanged for the Merger Consideration pursuant to the Agreement. This Voting and Support Agreement represents an agreement between the undersigned and Nicolet regarding certain rights and obligations of the undersigned in connection with the Merger.

In consideration of the execution and delivery by Nicolet of the Agreement and the mutual covenants, conditions and agreements contained herein and therein, the receipt and sufficiency of which is hereby acknowledged, the undersigned and Nicolet, intending to be legally bound, hereby agree as follows:

1. Vote on the Merger. The undersigned agrees to: (a) vote all shares of Company Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement and the transactions contemplated thereby, and (b) and against any Acquisition Proposal other than the Merger.

2. Restriction on Transfer. The undersigned further agrees that the undersigned will not, without the prior written consent of Nicolet, transfer any shares of Company Common Stock prior to the earlier of the Effective Time or the Termination Date, each such term as set forth in the Agreement, except (a) by operation of law, (b) by will, (c) under the laws of descent and distribution, (d) with the prior written consent of Nicolet, which consent shall not be unreasonably withheld, for any transfers related to estate planning, provided that, in connection with any transfer pursuant to subclauses (a) – (d) the transferee agrees to be bound by the terms of this Voting and Support Agreement, or (e) as Nicolet may otherwise agree in writing.

3. No Agreement as Director or Officer. The undersigned makes no agreement or understanding in this Voting and Support Agreement in the undersigned’s capacity as a director or officer of the Company or any of its Subsidiaries, and nothing in this Voting and Support Agreement: (a) will limit or affect any actions or omissions taken by the undersigned in the undersigned’s capacity as such a director or officer, including exercising rights under the Agreement, and no such actions or omissions shall be deemed to be a breach of this Voting and Support Agreement, or (b) will be construed to prohibit, limit or restrict the undersigned from exercising the undersigned’s fiduciary duties as an officer or director to the Company or its shareholders.

4. Miscellaneous. This Voting and Support Agreement is the complete agreement between Nicolet and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, or electronic mail using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Voting and Support Agreement shall be governed by the laws of the State of Wisconsin.

5. Termination. This Voting and Support Agreement shall terminate upon the earliest of (a) the mutual written agreement of the undersigned and Nicolet, (b) the Effective Time, and (c) December 31, 2022.

Exhibit C-1

6. Specific Performance; Remedies; Attorneys’ Fees. The undersigned acknowledges that it is a condition to the willingness of Nicolet to enter into the Agreement that certain shareholders of the Company and the undersigned execute and deliver this Voting and Support Agreement and that it will be impossible to measure the monetary damages to Nicolet in the event that the undersigned fails to comply with the obligations imposed by this Voting and Support Agreement. Accordingly, in the event of any such failure, irreparable damage will occur and Nicolet will not have any adequate remedy at law. The parties hereto agree that Nicolet shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or to prevent any breach and to enforce specifically the terms and provisions of this Voting and Support Agreement, in addition to any other remedy to which it is entitled at law or in equity. In any legal action or other proceeding relating to this Voting and Support Agreement and the transactions contemplated hereby, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including reasonable attorneys’ fees and expenses, court costs and expenses incident to arbitration, appellate and post-judgment proceedings) from the party against which such action or proceeding is brought, in addition to any other relief to which such prevailing party may be entitled.

7. Capitalized Terms. Unless otherwise defined herein, all capitalized terms in this Voting and Support Agreement shall have the same meaning as given such terms in the Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]
Exhibit C-2

    This Voting and Support Agreement is executed as of the [•] day of [•], 2022.

                Very truly yours,

                Signature

                Print Name

                Address
                Telephone No.

[Signature Page to Voting and Support Agreement]

AGREED TO AND ACCEPTED as of
[•], 2022

NICOLET BANKSHARES, INC.

By:

Name:

Its:

111 N. Washington Street
Green Bay, WI 54301

E-mail address

[Signature Page to Voting and Support Agreement]

EXHIBIT D

FORM OF AI QUESTIONNAIRE

NICOLET BANKSHARES, INC.
ACCREDITED INVESTOR QUESTIONNAIRE

The shares of common stock (the “Shares”) to be issued by Nicolet Bankshares, Inc. (“Nicolet”) in the Merger are not registered under the Securities Act, in reliance upon certain exemptions from registration provided by the Securities Act. One of the exemptions that may be relied upon is provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and requires, among other things, that prior to making a sale of any Shares, Nicolet must have reasonable grounds to believe, and shall believe after reasonable inquiry, that each party that will acquire Shares (each, an “Investor”) is an “accredited investor” (as defined in Rule 501(a) of Regulation D). In order to obtain the facts necessary to determine whether Nicolet may rely upon Rule 506 of Regulation D or other exemptions with respect to the issuance of Shares to an Investor, it is necessary for the shareholders of Charter Bankshares, Inc. (“Charter”) to complete this questionnaire. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of March 29, 2022, by and between Nicolet and Charter (the “Agreement”).

Note to Investor:

For corporations, partnerships, trusts, foundations, joint investors (other than married couples) and other entities, please provide the information requested by Exhibit 1. For individuals (including married couples), please provide the information requested by Exhibit 2.

EXHIBIT 1

Accredited Investor Questionnaire for
Corporations, Partnerships, Trusts, Foundations,
Joint Investors (other than married couples) and Other Entities

If the undersigned is a corporation, partnership, trust, pension plan, foundation, joint investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a) Indicate the form of entity of the undersigned:
__ Limited Partnership
__ General Partnership
__ Corporation
__ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

__ Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
(Continue on a separate piece of paper, if necessary.)

__ Other form of organization (indicate form of organization):
_______________________________________________________________________

(b) Indicate the approximate date the undersigned entity was formed: ___________

(c) In order for Nicolet to offer and sell the Shares in conformance with state and federal securities laws and regulations, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an Investor in the Shares.
___ 1. A bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.
___ 2. A broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___ 3. An investment advisor registered pursuant to section 203 of the Investment Advisors Act of 1940, as amended, or registered pursuant to the laws of any state.
___ 4. An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940, as amended.
___ 5. An insurance company as defined in Section 2(a)(13) of the Securities Act.
___ 6. An investment company registered under the Investment Company Act of 1940, as amended.
___ 7. A business development company as defined in Section 2(a)(48) under the Investment Company Act of 1940, as amended.
___ 8. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___ 9. A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1961, as amended.
___ 10. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.
___ 11. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring an interest in the Company, with total assets in excess of $5,000,000.
___ 12. A “private business development” company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___ 13. An “employee benefit plan” within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the decision to invest in the Company is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
___ 14. A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring an interest in the Company, whose purchase is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D.
___ 15. Any entity, of a type not listed in (1) – (14) above, not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940, as amended), in excess of $5,000,000.

___ 16. An entity in which all of the equity owners are “accredited investors” as defined in Rule 501(a)(4), (5), (6) or (10) promulgated under the Securities Act. If the Subscriber belongs to this investor category only, list the equity owners of the Subscriber, and the investor category which each such equity owner satisfies.
___ 17. A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended):
a. with assets under management in excess of $5,000,000,
b. that is not formed for the specific purpose of acquiring the Shares, and
c. whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment in the Company.
___ 18. A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended) of a family office meeting the requirements in Paragraph 17 above and whose prospective investment in the Company is directed by such family office pursuant to clause c. of Paragraph 17 above.

Dated: , 2022
Name of Investor:

By:
Name:
Title:

EXHIBIT 2

Accredited Investor Questionnaire for
Individuals (including married couples)

If the undersigned is an individual (or married couple), the undersigned must complete, date and sign this Certificate.
CERTIFICATE

I certify that the representations and responses below are true and accurate:
(a) In order for Nicolet to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an Investor in the Shares.
___ 1. A director or executive officer of Nicolet.
___ 2. A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent (a cohabitant occupying a relationship generally equivalent to that of a spouse), at the time of the purchase, exceeds $1,000,000. In calculating your net worth, please take the following into account: (A) If the fair market value of your primary residence is less than the amount of indebtedness secured by your primary residence (including first and second mortgage, equity lines, etc.) then include in such calculation as a liability the amount by which the indebtedness on your primary residence exceeds its fair market value. (B) If the fair market value of your primary residence exceeds the amount of indebtedness secured by your primary residence (including first and second mortgage, equity lines, etc.), then exclude from such calculation the value of your primary residence and the amount of indebtedness secured by your primary residence. (C) Notwithstanding the foregoing, if you have increased the amount of indebtedness on your primary residence in the last 60 days before the date you submit this Agreement, then include as a liability in such calculation the amount by which such indebtedness has increased in the last 60 days. For example, if you have drawn on a home equity line during the last 60 days, include the amount of that incremental debt as a liability in calculating your net worth. Similarly, if you have refinanced your mortgage during the last 60 days with a mortgage loan that has a higher amount, you must include as a liability the amount, if any, that the new mortgage loan exceeds the old mortgage loan. If you purchased your primary residence in the last 60 days, however, do not include as a liability in such calculation the amount, if any, by which the amount of the mortgage loan on your new primary residence exceeds the amount of the mortgage loan on your old primary residence.
___ 3. A natural person who had an individual income in excess of $200,000 for each of the last two calendar years (or joint income with your spouse in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current calendar year.

___ 4. A natural person holding in good standing one or more of the following professional licenses:
a. General Securities Representative license (Series 7)
b. Private Securities Offerings Representative license (Series 82), and
c. Investment Advisor Representative license (Series 65).

(b) Set forth in the space provided below the state(s), if any, in the U.S. in which you maintained your residence during the past two years and the dates during which you resided in each state:
______________________________________________________________________________________________________________________________________________________________________________________________________
Dated: , 2022
Name(s) of Investor:
Signature:
Signature:
(If joint ownership, both individuals must execute this Certificate.)

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

Nicolet Bankshares, Inc.
Attention: Chief Executive Officer

Ladies and Gentlemen:

The undersigned is a shareholder of Charter Bankshares, Inc. (the “Company”), a Wisconsin corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. This Registration Rights Agreement relates to the Agreement and Plan of Merger, dated as of March 29, 2022 (the “Agreement”), between the Company and Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”). Under the terms of the Agreement, the Company will be merged into and with Nicolet (the “Merger”), and the shares of the Company’s common stock, $0.01 par value per share will be converted into and exchanged for the Merger Consideration pursuant to the Agreement, including shares of Nicolet’s common stock, $0.01 par value per share (the “Nicolet Common Stock”). This Registration Rights Agreement represents an agreement between the undersigned and Nicolet regarding certain rights and obligations of the undersigned in connection with the undersigned’s acquisition of Nicolet Common Stock in the Merger.
In consideration of the execution and delivery by Nicolet of the Agreement and the mutual covenants, conditions and agreements contained herein and therein, the receipt and sufficiency of which is hereby acknowledged, the undersigned and Nicolet, intending to be legally bound, hereby agree as follows:
1. Rule 144. With a view to making available to the holders of shares of Nicolet Common Stock to be issued under pursuant to the Merger the benefits of Rule 144 promulgated under the Securities Act, as such rules may be amended from time to time (“Rule 144”), and other rules and regulations of the SEC that may at any time permit any such holder to sell such shares of Nicolet Common Stock without registration, for one year following consummation of the Merger, Nicolet covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144, if available with respect to resales of such shares of Nicolet Common Stock under the Securities Act, at all times, all to the extent required from time to time to enable any such holder sell such shares of Nicolet Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the written request of the undersigned, Nicolet will deliver to such holder a written statement as to Nicolet’s compliance with such requirements. Nicolet shall take such action as reasonably necessary to cooperate in any sale of any such shares of Nicolet Common Stock by any such holder in accordance with Rule 144, including arranging for any instructions or legal opinions in an appropriate form under Rule 144 to Nicolet's stock transfer agent.
2. Resale Registration Right. At any time following the date of the completion of the Merger until the undersigned’s shares of Nicolet Common Stock may be sold without any restriction pursuant to Rule 144(b)(1), upon the undersigned’s written request, Nicolet shall file a shelf registration statement registering for resale the undersigned’s shares of Nicolet Common Stock under the Securities Act as soon as reasonably practicable but in any event not more than 30 days after the receipt of such written request. Nicolet shall use its best efforts to cause such shelf registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date the undersigned’s shares of Nicolet Common Stock may be sold without any restriction pursuant to Rule 144(b)(1). Nicolet will bear the expenses incurred in connection with the filing of any such registration statements. The Company will pay all reasonable expenses incident to the Company’s performance of or compliance with this Section 2, including: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Company; fees and disbursements of the Company’s registered public accounting firm; and any other fees and disbursements customarily paid by issuers of securities.
Exhibit E-1

3. Indemnification.
(a) The Company shall indemnify, to the fullest extent permitted by law, the undersigned and, as applicable, each of the undersigned's Affiliates, trustees, shareholders, members, directors, managers, partners, officers and employees, and each Person who controls such Person (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) or actions or proceedings in respect thereof (whether or not such indemnified Person is party thereto) arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the undersigned expressly for use therein.
(b) In connection with any registration statement in which the undersigned is participating, the undersigned will furnish to the Company in writing such information relating to the undersigned as requested by the Company and is reasonably necessary for use in connection with any such registration statement, prospectus or prospectus supplement and, to the fullest extent permitted by law, will indemnify the Company, its Subsidiaries, and, as applicable, each of their directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by the undersigned for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, however, the obligation of the undersigned will be limited to the net amount (after any brokerage fees, commissions and discounts) that the undersigned actually received from the sale of shares of Nicolet Common Stock pursuant to such registration statement, unless such loss, claim, damage, liability or expense resulted from the fraudulent conduct or willful misconduct of the undersigned.
(c) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (i) the undersigned will not be required to contribute any amount in excess of the public offering price of all such shares of Nicolet Common Stock offered and sold by the undersigned pursuant to such registration statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the undersigned’s liability pursuant to this Section 3(c), when combined with the amounts paid or payable by the undersigned pursuant to
Exhibit E-2

Section 3(b), exceed the net amount (after brokerage fees, commissions and discounts) that the undersigned actually received from the sale of the shares of Nicolet Common Stock pursuant to such registration statement, unless such loss, claim, damage, liability or expense resulted from the fraudulent conduct or willful misconduct of the undersigned.
4. Legend Removal. Upon the written request of the undersigned, any restrictive legend set forth on a certificate representing the undersigned’s shares of Nicolet Common Stock shall be removed and Nicolet shall issue a certificate without such restrictive legend, if (i) such shares are registered for resale under the Securities Act or (ii) such shares are eligible for sale without restriction under Rule 144(b)(1). Following the earlier of (x) the effective date of a registration statement filed pursuant to the Securities Act that includes such shares or (y) such shares becoming eligible for sale without restriction under Rule 144(b)(1), Nicolet, upon the written request of the undersigned, shall instruct its transfer agent to remove the restrictive legend from such shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent.
5. Miscellaneous. This Registration Rights Agreement is the complete agreement between Nicolet and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, or electronic mail using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Registration Rights Agreement shall be governed by the laws of the State of Wisconsin.
6. Capitalized Terms. Unless otherwise defined herein, all capitalized terms in this Registration Rights Agreement shall have the same meaning as given such terms in the Agreement.
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Exhibit E-3

This Registration Rights Agreement is executed as of the [•] day of [•], 2022.

Very truly yours,

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